Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among:

ZAFGEN, INC.;

ZORDICH MERGER SUB, INC.;

CHONDRIAL THERAPEUTICS, INC.; and

CHONDRIAL THERAPEUTICS HOLDINGS, LLC

Dated as of December 17, 2019

SECTION 1. DEFINITIONS AND INTERPRETATIVE PROVISIONS		2

1.1	DEFINITIONS	2

1.2	OTHER DEFINITIONAL AND INTERPRETATIVE PROVISIONS	15

SECTION 2. DESCRIPTION OF TRANSACTION		16

2.1	THE MERGER	16

2.2	EFFECTS OF THE MERGER	16

2.3	CLOSING; EFFECTIVE TIME	16

2.4	CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS	17

2.5	CONVERSION OF SHARES	17

2.6	CLOSING OF THE COMPANY’S TRANSFER BOOKS	18

2.7	SURRENDER OF CERTIFICATES	18

2.8	CALCULATION OF NET CASH	19

2.9	APPRAISAL RIGHTS	22

2.10	FURTHER ACTION	22

2.11	TAX CONSEQUENCES	22

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		22

3.1	DUE ORGANIZATION; SUBSIDIARIES	22

3.2	ORGANIZATIONAL DOCUMENTS	23

3.3	AUTHORITY; BINDING NATURE OF AGREEMENT	23

3.4	VOTE REQUIRED	23

3.5	NON-CONTRAVENTION; CONSENTS	23

3.6	CAPITALIZATION	24

3.7	FINANCIAL STATEMENTS	26

3.8	ABSENCE OF CHANGES	27

3.9	ABSENCE OF UNDISCLOSED LIABILITIES	27

3.10	TITLE TO ASSETS	27

3.11	REAL PROPERTY; LEASEHOLD	27

3.12	INTELLECTUAL PROPERTY	27

3.13	AGREEMENTS, CONTRACTS AND COMMITMENTS	30

3.14	COMPLIANCE; PERMITS; RESTRICTIONS	32

3.15	LEGAL PROCEEDINGS; ORDERS	34

3.16	TAX MATTERS	35

3.17	EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS	36

3.18	ENVIRONMENTAL MATTERS	38

3.19	INSURANCE	39

3.20	INTENTIONALLY OMITTED	39

3.21	NO FINANCIAL ADVISORS	39

3.22	TRANSACTIONS WITH AFFILIATES	39

3.23	PRIVACY AND DATA SECURITY	39

3.24	ACCREDITED INVESTOR STATUS	40

3.25	NO OTHER REPRESENTATIONS OR WARRANTIES	40

SECTION 4. REPRESENTATIONS AND WARRANTIES OF ZORDICH AND MERGER SUB		40

4.1	DUE ORGANIZATION; SUBSIDIARIES	40

4.2	ORGANIZATIONAL DOCUMENTS	41

4.3	AUTHORITY; BINDING NATURE OF AGREEMENT	41

4.4	VOTE REQUIRED	41

4.5	NON-CONTRAVENTION; CONSENTS	41

4.6	CAPITALIZATION	42

4.7	SEC FILINGS; FINANCIAL STATEMENTS	44

4.8	ABSENCE OF CHANGES	45

4.9	ABSENCE OF UNDISCLOSED LIABILITIES	45

4.10	TITLE TO ASSETS	46

4.11	REAL PROPERTY; LEASEHOLD	46

4.12	INTELLECTUAL PROPERTY	46

4.13	AGREEMENTS, CONTRACTS AND COMMITMENTS	47

4.14	COMPLIANCE; PERMITS; RESTRICTIONS.	48

4.15	LEGAL PROCEEDINGS; ORDERS	50

4.16	TAX MATTERS	50

4.17	EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS	51

4.18	ENVIRONMENTAL MATTERS	53

4.19	INSURANCE	54

4.20	TRANSACTIONS WITH AFFILIATES	54

4.21	NO FINANCIAL ADVISORS	54

4.22	VALID ISSUANCE; NO BAD ACTOR	54

4.23	PRIVACY AND DATA SECURITY	54

4.24	REGULATORY FILINGS	54

4.25	EXCHANGE ACT REGISTRATION	55

4.26	NO OTHER REPRESENTATIONS OR WARRANTIES	55

2

SECTION 5. CERTAIN COVENANTS OF THE PARTIES		54

5.1	OPERATION OF ZORDICH’S BUSINESS	54

5.2	OPERATION OF THE COMPANY’S BUSINESS	56

5.3	ACCESS AND INVESTIGATION	58

5.4	NO SOLICITATION	58

5.5	NOTIFICATION OF CERTAIN MATTERS	59

SECTION 6. ADDITIONAL AGREEMENTS OF THE PARTIES		60

6.1	PROXY STATEMENT	60

6.2	INTENTIONALLY OMITTED	61

6.3	ZORDICH STOCKHOLDER MEETING	61

6.4	BEST EFFORTS; REGULATORY APPROVALS; TRANSACTION LITIGATION	63

6.5	HOLDINGS OPTIONS	64

6.6	ZORDICH OPTIONS	65

6.7	EMPLOYEES; EMPLOYEE BENEFITS	65

6.8	ZORDICH RSUS	65

6.9	INDEMNIFICATION OF OFFICERS AND DIRECTORS	65

6.10	DISCLOSURE	67

6.11	LISTING	67

6.12	TAX MATTERS	67

6.13	LEGENDS	67

6.14	DIRECTORS	68

6.15	TERMINATION OF CERTAIN AGREEMENTS AND RIGHTS	68

6.16	CORPORATE IDENTITY	68

6.17	SECTION 16 MATTERS	68

6.18	ALLOCATION CERTIFICATE	68

6.19	ZORDICH REVERSE STOCK SPLIT	68

6.20	OBLIGATIONS OF MERGER SUB	69

6.21	PRIVATE PLACEMENT	69

6.22	REGISTRATION RIGHTS	69

6.23	PAYOFF LETTER	69

6.24	STATE TAKEOVER LAWS	69

6.25	FURTHER ASSURANCES	69

6.26	ORDINARY COURSE CAPITAL CONTRIBUTIONS	70

3

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY		70

7.1	NO RESTRAINTS	70

7.2	STOCKHOLDER APPROVAL	71

SECTION 8. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF ZORDICH AND MERGER SUB		71

8.1	ACCURACY OF REPRESENTATIONS	71

8.2	PERFORMANCE OF COVENANTS	71

8.3	CLOSING CERTIFICATE	71

8.4	COMPANY FINANCING	71

8.5	FIRPTA CERTIFICATE	72

8.6	NO COMPANY MATERIAL ADVERSE EFFECT	72

8.7	COMPANY LOCK-UP AGREEMENTS	72

8.8	TERMINATION OF INVESTOR AGREEMENTS	72

8.9	COMPANY NET CASH REQUIREMENT	72

SECTION 9. ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY		72

9.1	ACCURACY OF REPRESENTATIONS	72

9.2	PERFORMANCE OF COVENANTS	72

9.3	DOCUMENTS	72

9.4	NO ZORDICH MATERIAL ADVERSE EFFECT	75

9.5	ZORDICH LOCK-UP AGREEMENTS	75

9.6	MINIMUM NET CASH REQUIREMENT	73

9.7	LISTING	73

9.8	D&O POLICY	73

9.9	FRUSTRATION OF CLOSING CONDITIONS	73

SECTION 10. TERMINATION		73

10.1	TERMINATION	73

10.2	EFFECT OF TERMINATION	75

10.3	EXPENSES; TERMINATION FEES	75

SECTION 11. MISCELLANEOUS PROVISIONS		77

11.1	NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES	77

11.2	AMENDMENT	77

11.3	WAIVER	77

11.4	ENTIRE AGREEMENT; COUNTERPARTS; EXCHANGES BY FACSIMILE	77

4

11.5	APPLICABLE LAW; JURISDICTION	78

11.6	ASSIGNABILITY	78

11.7	NOTICES	78

11.8	COOPERATION	79

11.9	SEVERABILITY	79

11.10	OTHER REMEDIES; SPECIFIC PERFORMANCE	79

11.11	NO THIRD PARTY BENEFICIARIES	79

11.12	HOLDINGS’ GUARANTEE	80

Exhibits:

Exhibit A	Form of Zordich Stockholder Support Agreement

Exhibit B	Form of Lock-Up Agreement

5

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 17, 2019, by and among ZAFGEN, INC., a Delaware corporation (“Zordich”); ZORDICH MERGER SUB, INC., a Delaware corporation and wholly owned subsidiary of Zordich (“Merger Sub”); CHONDRIAL THERAPEUTICS, INC., a Delaware corporation (the “Company”) and CHONDRIAL THERAPEUTICS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”). Certain capitalized terms used in this Agreement are defined in Section 1.

RECITALS

A.    Zordich and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Zordich.

B.    The Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

C.    The Zordich Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Zordich and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Zordich Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Zordich vote to approve this Agreement and the Contemplated Transactions, including the issuance of shares of Zordich Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and, if deemed necessary by the Parties, an amendment to Zordich’s certificate of incorporation to effect the Zordich Reverse Stock Split.

D.    The Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions.

E.    The Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of the Company vote to adopt this Agreement and thereby approve the Contemplated Transactions.

F.    Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers and directors of Zordich (solely in their capacity as stockholders of Zordich) and Zordich’s largest holder of Zordich Common Stock are executing support agreements in favor of the Company in substantially the form attached hereto as Exhibit A (the “Zordich Stockholder Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Zordich in favor of the approval of this Agreement and thereby approve the Contemplated Transactions and against any competing proposals.

G.    Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Zordich’s willingness to enter into this Agreement, the officers, directors and sole stockholder of the Company are executing lock-up agreements in substantially the form attached hereto as Exhibit B (collectively, the “Company Lock-Up Agreements”), and, at the Closing, the members of Holdings listed on Section A of the Company Disclosure Schedule shall execute Company Lock-Up Agreements.

H.    Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers and directors of Zordich are executing lock-up agreements in substantially the form attached hereto as Exhibit B (collectively, the “Zordich Lock-Up Agreements”).

I.    It is expected that concurrently with the execution of this Agreement, the holders of shares of Company Common Stock sufficient to adopt and approve this Agreement and the Merger as required under the DGCL and the Company’s certificate of incorporation and bylaws will execute and deliver an action by written consent adopting this Agreement, in form and substance reasonably acceptable to Zordich, in order to obtain the Required Company Stockholder Vote (the “Company Stockholder Written Consent”).

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

Section 1.    Definitions and Interpretative Provisions.

1.1    Definitions.

a)    For purposes of the Agreement (including this Section 1):

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms not materially less restrictive in the aggregate to the counterparty thereto than the terms of the Confidentiality Agreement, except such confidentiality agreement need not contain any standstill, non-solicitation or no hire provisions. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with Zordich relating to a potential Acquisition Proposal shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement.

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Zordich, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Zordich or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving:

(a)    any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent Entity, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; provided, however, no shares issued in connection with any Ordinary Course Capital Contribution shall constitute an Acquisition Transaction; or

(b)    any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

“Affiliate” shall have the meaning given to such term in Rule 145 under the Securities Act.

“Allocation Certificate” shall have the meaning set forth in Section 6.18.

“Anticipated Closing Date” means the anticipated Closing Date, as agreed upon by Zordich and the Company at least fifteen (15) days prior to the Zordich Stockholder Meeting (the “Determination Date”).

“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Bridge Unit Purchase Agreement” means the Bridge Unit Purchase Agreement, dated November 21, 2019 (as may be amended, modified and/or amended and restated), by and among Holdings, Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P., Deerfield Private Design Fund IV, L.P., and the investors listed on Exhibit A thereto.

“Cash and Cash Equivalents” means all (a) cash and cash equivalents, (b) marketable securities, (c) accounts, interest and other cash receivables (to the extent determined to be collectible) and (d) deposits (to the extent refundable).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

“Code” means the Internal Revenue Code of 1986.

“Company Associate” means any current or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries.

“Company Board” means the board of directors of the Company.

“Company Budget” means the quarterly budget for fiscal year 2020, attached as Section 1.1(a) of the Company Disclosure Schedule.

“Company Capitalization Representations” means the representations and warranties of the Company set forth in Sections 3.6(a) and 3.6(d).

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a Party, (b) by which the Company or any of its Subsidiaries or any Company IP Rights or any other asset of the Company or its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Employee Plan” means any Employee Plan that the Company or any of its Subsidiaries sponsors, contributes to, or provides benefits under or through such plan, or has any obligation to contribute to or provide benefits under or through such plan, or if such plan provides benefits to or otherwise covers any current or former employee, officer or director of the Company or any of its Subsidiaries (or their spouses, dependents, or beneficiaries).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.2, 3.3, 3.4 and 3.21.

“Company IP Rights” means all Intellectual Property owned, licensed, or controlled by the Company or its Subsidiaries that is necessary for or used in the operation of the business of the Company and its Subsidiaries as presently conducted.

“Company IP Rights Agreement” means any instrument or agreement governing, related to or pertaining to any Company IP Rights.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions; (b) the taking of any action, or the failure to take any action, by the Company that is required to comply with the terms of the Agreement; (c) any natural disaster or any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; (d) any change in GAAP or applicable Law or the interpretation thereof; (e) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate or (f) any change in the cash position of the Company and its Subsidiaries which results from operations in the Ordinary Course of Business; except in each case with respect to clauses (c), (d) and (e), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate. Notwithstanding anything to the contrary contained herein, failure of a Funding Counterparty to fund as specified in Section 6.26 shall constitute a Company Material Adverse Effect.

“Company Net Cash” means (a) the Company’s Cash and Cash Equivalents as of the Anticipated Closing Date, determined in a manner substantially consistent with the manner in which such items were determined for the Company Financials, minus (b) the sum of (without duplication) (i) the Company’s accounts payable and accrued expenses (including accrued tax liabilities, but excluding accrued expenses which are Transaction Costs of the Company) and the Company’s other current liabilities payable in cash, in each case as of the Anticipated Closing Date and determined in a manner substantially consistent with the manner in which such items were determined for the Company Financials, (ii) any Transaction Costs of the Company or for which the Company is liable, and (iii) any indebtedness for borrowed money of the Company.

“Company Registered IP” means all Company IP Rights that are owned or exclusively licensed by the Company that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights and registered trademarks and all applications and registrations for any of the foregoing.

“Company Stockholder Written Consent” shall have the meaning set forth in the recitals.

“Company Triggering Event” shall be deemed to have occurred if the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal.

“Company Unaudited Interim Balance Sheet” has the meaning set forth in Section 3.7.

“Confidentiality Agreement” means the Confidentiality Agreement, dated September 23, 2019, between the Company and Zordich.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger and the other transactions contemplated by the Agreement.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“Determination Date” has the meaning set forth in the definition of “Anticipated Closing Date.”

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any effect, change, event, circumstance, or development.

“Employee Plan” means (A) an employee benefit plan within the meaning of Section 3(3) of ERISA whether or not subject to ERISA; (B) stock option plans, stock purchase plans, bonus (including annual bonus and retention bonus) or incentive plans, severance pay plans, programs or arrangements, deferred compensation arrangements or agreements, employment agreements, compensation plans, programs, agreements or arrangements, change in control plans, programs or arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements, not described in (A) above; and (C) plans or arrangements providing compensation to employee and non-employee directors.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Entity, any other Person that is, or within the past 6 years, would be considered a single employer with such Entity or part of the same “controlled group” as such Entity under Sections 414(b),(c),(m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means, subject to Section 2.5(f), the following ratio (rounded to four decimal places): the quotient obtained by dividing (a) the Company Merger Shares by (b) the Company Outstanding Shares, in which:

● “Aggregate Valuation” means the sum of (i) the Company Valuation, plus (ii) the Zordich Valuation.

● “Company Allocation Percentage” means the quotient (rounded to two decimal places) determined by dividing (i) the Company Valuation by (ii) the Aggregate Valuation.

● “Company Merger Shares” means the product determined by multiplying (i) the Post-Closing Zordich Shares by (ii) the Company Allocation Percentage.

● “Company Outstanding Shares” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Company Common Stock basis, and assuming, without limitation or duplication, the issuance of shares of Company Common Stock in respect of all Holdings Options and any other options, warrants or other rights to receive shares of Company Common Stock that will be outstanding immediately after the Effective Time.

● “Company Valuation” means the sum of (i) $67,500,000, plus $111,656 per day for each day that the Anticipated Closing occurs after March 31, 2020.

● “Lower Net Cash Amount” means, if Net Cash is less than the Lower Target Net Cash, then the amount, if any, that Net Cash is less than the Target Net Cash.

● “Lower Target Net Cash” means $39,500,000; provided that such amount shall be reduced by $21,311 for each day the Anticipated Closing Date is after March 31, 2020.

● “Post-Closing Zordich Shares” mean the quotient determined by dividing (i) the Zordich Outstanding Shares by (ii) the Zordich Allocation Percentage.

● “Target Net Cash” means $40,000,000; provided that such amount shall be reduced by $21,311 for each day the Anticipated Closing Date is after March 31, 2020.

● “Upper Net Cash Amount” means, if Net Cash is greater than the Upper Target Net Cash, then the amount, if any, that Net Cash is greater than the Target Net Cash.

● “Upper Target Net Cash” means $40,500,000; provided that such amount shall be reduced by $21,311 for each day the Anticipated Closing Date is after March 31, 2020.

● “Zordich Allocation Percentage” means the quotient (rounded to two decimal places) determined by dividing (i) the Zordich Valuation by (ii) the Aggregate Valuation.

● “Zordich Outstanding Shares” means, subject to Section 2.5(f), the total number of shares of Zordich Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Zordich Common Stock basis, and assuming, without limitation or duplication, (i) the issuance of shares of Zordich Common Stock in respect of all Zordich Options, warrants or other rights to receive such shares that will be outstanding immediately after the Effective Time, (ii) the settlement in shares of each Zordich RSU outstanding as of the Effective Time pursuant to Section 6.8, solely to the extent such Zordich RSUs are not settled prior thereto and (iii) the issuance of shares of Zordich Common Stock pursuant to the letter agreement between Zordich and MTS Health Partners, L.P., dated September 3, 2019 (to the extent authorized by Zordich).

● “Zordich Valuation” means the sum of (i) $45,000,000, minus (ii) the Lower Net Cash Amount (if any), plus (iii) the Upper Net Cash Amount (if any).

Set forth on Section 1.1(a)(i) of the Zordich Disclosure Schedule is an illustrative example of Exchange Ratio calculations.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including Nasdaq).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law or (b) right under any Contract with any Governmental Authority.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

“Holdings” means Chondrial Therapeutics Holdings, LLC.

“Holdings Options” means options to purchase units of Holdings issued pursuant to the Holdings Plan.

“Holdings Plan” means the Chondrial Therapeutics Holdings, LLC 2016 Equity Incentive Plan, adopted November 30, 2016.

“Holdings Units” means common units of Holdings.

“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations, term extensions, certificates of invention and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions, (b) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) software, including all source code, object code and related documentation, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not and (e) all United States and foreign rights arising under or associated with any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Key Employee” means, with respect to the Company or Zordich, an executive officer of such Party or any employee of such Party that reports directly to the board of directors of such Party or to the Chief Executive Officer or Chief Accounting/Financial Officer of such Party.

“Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact or such individual would reasonably be expected to know such fact in the ordinary course of the performance of such individual’s employment responsibilities. Any Person that is an Entity shall have Knowledge if any executive officer or director of such Person as of the date such knowledge is imputed has or should reasonably be expected to have Knowledge of such fact or other matter. With respect to any matters relating to Intellectual Property, such awareness or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions or similar opinions of counsel or any Intellectual Property rights clearance searches.

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Merger Sub Board” means the board of directors of Merger Sub.

“Multiemployer Plan” means (a) a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“Multiple Employer Plan” means (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“Multiple Employer Welfare Arrangement” means (a) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a) of this definition.

“Nasdaq” means The Nasdaq Stock Market.

“Net Cash” means as of the Cash Determination Time and, as applicable, determined in a manner consistent with the manner in which such items were historically determined and in accordance with Zordich’s audited financial statements and unaudited interim balance sheet, Zordich’s (i) the sum of (without duplication) Zordich’s Cash and Cash Equivalents minus (ii) the sum of (without duplication) (a) all accounts payable and accrued expenses (other than accrued expenses which are Zordich’s Transaction Costs) and other current and long-term liabilities or other obligations for borrowed money, (b) all payments due as a result of, or accrued in connection with, the Contemplated Transactions that are not Zordich’s Transaction Costs, and (c) any and all liabilities of Zordich (x) to any current or former Zordich officer, director, employee, consultant or independent contractor (including change of control payments, retention payments, severance and other employee-, consultant- or independent contractor-related termination costs, or other payments), or (y) pursuant to any Zordich Benefit Plan, including deferred compensation, accrued but unpaid bonuses and accrued but unpaid vacation or paid time off (including related employer employment taxes on all the foregoing)) minus (iii) all of Zordich’s unpaid Transaction Costs minus (iv) all payables or obligations, whether absolute, contingent or otherwise, related to Zordich’s lease obligations (net of any rights of Zordich to receive payments relating to the property subject to such lease obligation pursuant to an arrangement reasonably acceptable in form and substance (including the creditworthiness of the counterparty thereto) to the Company, such acceptance not to be unreasonably withheld, conditioned or delayed) minus (v) all costs and expenses relating to the winding down of Zordich’s prior research and development activities plus (vi) all prepaid Zordich expenses listed on Section 1.1(a)(ii) of the Zordich Disclosure Schedule minus (vii) any deductibles paid under applicable insurance policies taken out by Zordich or any of its Subsidiaries minus (viii) the aggregate costs for obtaining the D&O tail insurance policy under Section 7.9(d). Notwithstanding the foregoing, Net Cash shall be (i) increased by an amount equal to 50% of the aggregate amount of any costs or expenses, including attorneys’ fees or settlement costs (collectively, “Litigation Losses”), incurred in connection with any potential or actual Transaction Litigation that are not applied towards the retention amount of any insurance policy that covers

Litigation Losses (any such insurance policy, a “Policy”) and (ii) decreased by an amount equal to 50% of the retention amount under a Policy paid by Zordich as of Closing after application of any Litigation Losses against such retention amount.

“Order” means any judgment, order, writ, injunction, ruling, decision or decree of (that is binding on a Party), or any plea agreement, corporate integrity agreement, resolution agreement, or deferred prosecution agreement with, or any settlement under the jurisdiction of, any court or Governmental Authority.

“Ordinary Course Capital Contributions” means contributions of cash to the Company by Holdings from time to time as may be necessary (as determined by the Company acting in good faith) to enable the Company to conduct its business towards achievement of the milestones set forth on Section 1.1(a)(i) of the Company Disclosure Schedule and as contemplated by the Company Budget through the Closing Date (taking into account the actual cash needs and cash balances of the Company from time to time).

“Ordinary Course of Business” means, in the case of each of the Company and Zordich, such actions taken in the ordinary course of its normal operations and consistent with its past practices.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Party” or “Parties” means the Company, Holdings, Merger Sub and Zordich.

“Permitted Alternative Agreement” means a definitive agreement that contemplates or otherwise relates to an Acquisition Transaction that constitutes a Superior Offer.

“Permitted Encumbrance” means (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Zordich Unaudited Interim Balance Sheet, as applicable, in accordance with GAAP (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any of its Subsidiaries or Zordich, as applicable, (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law, (e) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and (f) other Encumbrances that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means any individual, Entity or Governmental Authority.

“Personal Information” means data and information concerning an identifiable natural person.

“Privacy Laws” mean Laws relating to privacy, security and/or collection and use of Personal Information.

“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes).

An Entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) the Agreement and (b) is on terms and conditions that the Zordich Board or the Company Board, as applicable, determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof and the financing terms thereof), as well as any written offer by the other Party to the Agreement to amend the terms of the Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to Zordich’s stockholders or the Company’s stockholders, as applicable, than the terms of the Contemplated Transactions and is not subject to any financing conditions (and if financing is required, such financing is then fully committed to the third party).

“SVB” means Silicon Valley Bank.

“SVB Debt” means the borrowings provided for under the Loan and Security Agreement between Zordich, as borrower, and SVB, as lender, dated December 29, 2017.

“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest imposed by a Governmental Authority with respect thereto.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Transaction Costs” means, with respect to any Person, the sum of (a) the cash equivalent value of any change of control payments or severance payments that are or become due to any employee of such Person and its Subsidiaries in connection with the consummation of the Contemplated Transactions and that are unpaid as of the Closing, (b) the cash equivalent value of any retention payments that are or become due to any employee of such Person and its Subsidiaries in connection with the consummation of the Contemplated Transactions and that are unpaid as of the Closing, (c) any costs, fees and expenses incurred by such Person and its Subsidiaries, or for which such Person and its Subsidiaries is liable, in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Contemplated Transactions (including the solicitation of proxies) and that are unpaid as of the Closing, including brokerage fees, filing fees and commissions, finders’ fees or financial advisory fees, or any fees and expenses of proxy solicitors, counsel or accountants payable by such Person and its Subsidiaries.

“Transaction Litigation” has the meaning set forth in Section 6.4 (c).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Zordich Affiliate” means any Person that is (or at any relevant time was) under common control with Zordich within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Zordich Associate” means any current or former employee, independent contractor, officer or director of Zordich or any of its Subsidiaries.

“Zordich Board” means the board of directors of Zordich.

“Zordich Capitalization Representations” means the representations and warranties of Zordich and Merger Sub set forth in Sections 4.6(a) and 4.6(d).

“Zordich Common Stock” means the common stock, $0.001 par value per share, of Zordich.

“Zordich Contract” means any Contract: (a) to which Zordich is a party, (b) by which Zordich or any Zordich IP Rights or any other asset of Zordich is or may become bound or under which Zordich has, or may become subject to, any obligation or (c) under which Zordich has or may acquire any right or interest.

“Zordich Covered Person” means, with respect to Zordich as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Zordich Employee Plan” means any Employee Plan that Zordich or any of its Subsidiaries sponsors, contributes to, or provides benefits under or through such plan, or has any obligation to contribute to or provide benefits under or through such plan, or if such plan provides benefits to or otherwise covers any current or former employee, officer or director of Zordich or any of its Subsidiaries (or their spouses, dependents, or beneficiaries).

“Zordich Fundamental Representations” means the representations and warranties of Zordich and Merger Sub set forth in Sections 4.1(a), 4.1(b), 4.2, 4.3, 4.4, and 4.21.

“Zordich IP Rights” means all Intellectual Property owned, licensed or controlled by Zordich that is necessary for the operation of the business of Zordich as presently conducted.

“Zordich IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any Zordich IP Rights.

“Zordich Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Zordich Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Zordich or any of its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Zordich Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions; (b) any change in the stock price or trading volume of Zordich Common Stock; (c) changes in the trading price or trading volume of Zordich Common Stock (provided, however, that, a delisting of Zordich Common Stock on Nasdaq shall constitute a Zordich Material Adverse Effect, provided that the Company has not refused or unreasonably delayed its consent to reasonable actions by Zordich to maintain the listing of Zordich Common Stock on Nasdaq); (d) the taking of any action, or the failure to take any action, by Zordich that is required to comply with the terms of the Agreement or the taking of any action expressly permitted by Section 5.1(b) of the Zordich Disclosure Schedule; (e) any natural disaster or any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; (f) any change in GAAP or applicable Law or the interpretation thereof or (g) general economic or political conditions or conditions generally affecting the industries in which Zordich or any of its Subsidiaries operates; except, in each case with respect to clauses (e), (f) and (d), to the extent disproportionately affecting Zordich or any of its Subsidiaries relative to other similarly situated companies in the industries in which Zordich or any of its Subsidiaries operates.

“Zordich Options” means options or other rights to purchase shares of Zordich Common Stock issued by Zordich.

“Zordich Registered IP” means all Zordich IP Rights that are owned or exclusively licensed by Zordich that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Zordich Reverse Stock Split” shall have the meaning set forth in Section 6.19.

“Zordich RSUs” shall mean any equity award with respect to Zordich Common Stock that represents the right to receive in the future shares of Zordich Common Stock pursuant to any Zordich Stock Plan.

“Zordich Triggering Event” shall be deemed to have occurred if: (a) Zordich shall have failed to include in the Proxy Statement the Zordich Board Recommendation, (b) the Zordich Board or any committee thereof shall have made a Zordich Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal or (c) Zordich shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 4.4).

“Zordich Unaudited Interim Balance Sheet” means the unaudited balance sheet of Zordich as of September 30, 2019, included in Zordich’s Report on Form 10-Q for the fiscal quarter ended September, 2019, as filed with the SEC.

b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
409A Plan	3.17(h)
AAA	2.8(e)
Accounting Firm	2.8(e)
Agreement	Preamble
Capitalization Date	4.6(a)
Cash Determination Time	2.8(a)
Certificate of Merger	2.3
Certification	4.7(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company 409A Plan	3.17(h)
Company Audited Financial Statements	6.1(e)
Company Disclosure Schedule	Section 3
Company Employee Plan	1.1
Company Financials	3.7(a)
Company Interim Financial Statements	6.1(e)
Company Lock-Up Agreements	Recitals
Company Material Contract	3.13(a)
Company Net Cash Calculation	2.8(b)
Company Net Cash Delivery Date	2.8(b)
Company Net Cash Determination Time	2.8(b)
Company Net Cash Dispute Notice	2.8(d)
Company Net Cash Response Date	2.8(d)
Company Net Cash Schedule	2.8(b)
Company Permits	3.14(b)
Company Product Candidates	3.14(d)
Company Real Estate Leases	3.11
Company Regulatory Permits	3.14(d)
Company Stock Certificate	2.6
Company Termination Fee	10.3(b)
Costs	6.9(a)
D&O Indemnified Parties	6.9(a)
Delivery Date	2.8(a)
Dispute Notice	2.8(b)
Dissenting Shares	2.9(a)
Drug Regulatory Agency	3.14(c)
Effective Time	2.3
End Date	10.1(b)
Exchange Agent	2.7(a)
FDA	3.14(c)
FDCA	3.14(c)
Funding Commitment	6.26
Funding Counterparty	6.26
GAAP	3.7(a)
Grant Date	3.6(f)
Holdings	Preamble
Investor Agreements	6.15
Liability	3.9

Term	Section
Litigation Losses	1.1(a)
Merger	Recitals
Merger Consideration	2.5(a)(ii)
Merger Sub	Preamble
Net Cash Calculation	2.8(a)
Net Cash Schedule	2.8(a)
Payoff Letter	6.23
Phase 1 Trials	3.14(i)
Pre-Closing Period	5.1(a)
Privacy Policies	3.23
Proxy Statement	6.1(a)
Registration Statement	6.22
Required Company Stockholder Vote	3.4
Required Zordich Stockholder Vote	4.4
Response Date	2.8(b)
Surviving Corporation	2.1
Zordich	Preamble
Zordich 409A Plan	4.17(i)
Zordich Board Adverse Recommendation Change	6.3(b)
Zordich Board Recommendation	6.3(b)
Zordich Disclosure Schedule	Section 4
Zordich Employee Plan	1.1
Zordich ESPP	4.6(c)
Zordich Lock-Up Agreements	Recitals
Zordich Material Contract	4.13
Zordich Permits	4.14(b)
Zordich Product Candidates	4.14(d)
Zordich Real Estate Leases	4.11
Zordich Regulatory Permits	4.14(d)
Zordich SEC Documents	4.7(a)
Zordich Stock Plans	4.6(c)
Zordich Stockholder Matters	6.3(a)
Zordich Stockholder Meeting	6.3(a)
Zordich Stockholder Support Agreement	Recitals
Zordich Termination Fee	10.3(d)

1.2    Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that

Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended, modified, re-enacted thereof, substituted, from time to time. References to “$” and “dollars” are to the currency of the United States. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP unless otherwise expressly specified. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. The Parties agree that the Company Disclosure Schedule or Zordich Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Section 3 or Section 4, respectively. The disclosures in any section or subsection of the Company Disclosure Schedule or the Zordich Disclosure Schedule shall qualify other sections and subsections in Section 3 or Section 4, respectively, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The words “delivered” or “made available” means, with respect to any documentation, (x) that prior to 7:00 p.m. (New York City time) on the date that is the day prior to the date of this Agreement, a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party for the purposes of the Contemplated Transactions or (y) delivered by or on behalf of a Party or its Representatives to the other Party or its Representatives via electronic mail or in hard copy form prior to the execution of this Agreement.

Section 2.    Description of Transaction

2.1    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

2.2    Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly owned subsidiary of Zordich.

2.3    Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 10.1, and subject to the satisfaction or waiver of the conditions set forth in Sections 7, 8 and 9, the consummation of the Merger (the “Closing”) shall take place at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 7, 8 and 9, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Zordich and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in form and substance to be agreed upon by the Parties (the “Certificate of Merger”). The Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Zordich and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

2.4    Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a)    the certificate of incorporation of the Surviving Corporation shall be amended and restated as set forth in an exhibit to the Certificate of Merger, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(b)    the certificate of incorporation of Zordich shall be identical to the certificate of incorporation of Zordich immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation; provided, however, that at the Effective Time, Zordich shall file an amendment to its certificate of incorporation to (i) change the name of Zordich to “Larimar Therapeutics, Inc.” and (ii) effect the Zordich Reverse Stock Split (to the extent required pursuant to Section 6.19);

(c)    the bylaws of the Surviving Corporation shall be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by the DGCL and such bylaws;

(d)    the directors and officers of Zordich, each to hold office in accordance with the certificate of incorporation and bylaws of Zordich, shall be as set forth in Section 6.14; and

(e)    the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be the directors and officers of Zordich as set forth in Section 6.14, after giving effect to the provisions of Section 6.14.

2.5    Conversion of Shares.

(a)    At the Effective Time, by virtue of the Merger and without any further action on the part of Zordich, Merger Sub, the Company or any stockholder of the Company or Zordich:

(i)    any shares of Company Common Stock held as treasury stock immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii)    subject to Section 2.5(c), each share of Company Common Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 2.5(a)(i) and excluding Dissenting Shares) shall be converted solely into the right to receive a number of shares of Zordich Common Stock equal to the Exchange Ratio (the “Merger Consideration”).

(b)    If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or a risk of forfeiture under any applicable restricted stock purchase agreement or other similar agreement with the Company, then the shares of Zordich Common Stock issued in exchange for such shares of Company Common Stock will to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and such shares of Zordich Common Stock shall accordingly be marked with appropriate legends. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Zordich is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

(c)    No fractional shares of Zordich Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, with no cash being paid for any fractional share eliminated by such rounding.

(d)    All Holdings Options outstanding immediately prior to the Effective Time under the Holdings Plan shall be treated in accordance with Section 6.5.

(e)    Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(f)    If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Zordich Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split (including the Zordich Reverse Stock Split to the extent such split has not previously been taken into account in calculating the Exchange Ratio), combination or exchange of shares or other like change, the Exchange Ratio shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of Company Common Stock, Holdings Options and Zordich Common Stock with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Zordich to take any action with respect to Company Common Stock or Zordich Common Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

2.6    Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.5(a), and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Sections 2.5 and 2.7.

2.7    Surrender of Certificates.

(a) On or prior to the Closing Date, Zordich shall select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Zordich shall deposit with the Exchange Agent evidence of book-entry shares representing the shares of Zordich Common Stock issuable pursuant to Section 2.5(a) in exchange for shares of Company Common Stock.

(b)    Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of shares of Company Common Stock that were converted into the right to receive the Merger Consideration: (i) a letter of transmittal in customary form and containing such provisions as Zordich may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent) and (ii) instructions for effecting the surrender of Company Stock Certificates in exchange for book-entry shares of Zordich Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Zordich: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor book-entry shares representing the Merger Consideration (in a number of whole shares of Zordich Common Stock) that such holder has the right to receive pursuant to the provisions of Section 2.5(a) and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive book-entry shares of Zordich Common Stock representing the Merger Consideration. If any Company Stock Certificate shall have been lost, stolen or destroyed, Zordich may, in its discretion and as a condition precedent to the delivery of any shares of Zordich Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an applicable affidavit with respect to such Company Stock Certificate and post a bond indemnifying Zordich against any claim suffered by Zordich related to the lost, stolen or destroyed Company Stock Certificate or any Zordich Common Stock issued in exchange therefor as Zordich may reasonably request.

(c)    No dividends or other distributions declared or made with respect to Zordich Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Zordich Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate or provides an affidavit of loss or destruction in lieu thereof in accordance with this Section 2.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest).

(d)    Any shares of Zordich Common Stock deposited with the Exchange Agent that remain undistributed to holders of Company Stock Certificates as of the date that is 180 days after the Closing Date shall be delivered to Zordich upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 2.7 shall thereafter look only to Zordich for satisfaction of their claims for Zordich Common Stock and any dividends or distributions with respect to shares of Zordich Common Stock.

(e)    Each of the Exchange Agent, Zordich and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Law. To the extent such amounts are so deducted or withheld, and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)    No Party shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any shares of Zordich Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

2.8    Calculation of Net Cash.

(a)    No later than the Determination Date, Zordich will deliver to the Company a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, Zordich’s good faith, estimated calculation of Net Cash (the “Net Cash Calculation” and the date of delivery of such schedule being the “Delivery Date”) as of the close of business on the last Business Day prior to the Anticipated Closing Date (the “Cash Determination Time”) prepared and certified by Zordich’s Chief Financial Officer. Zordich shall make available to the Company, as reasonably requested by the Company, the work papers and back-up materials used or useful in preparing the Net Cash Schedule and, if reasonably requested by the Company, Zordich’s accountants and counsel at reasonable times and upon reasonable notice. The Net Cash Calculation shall include Zordich’s determination, as of the Cash Determination Time, of the defined terms in Section 1.1(a) necessary to calculate the Exchange Ratio.

(b)    No later than the Determination Date, the Company will deliver to Zordich a schedule (the “Company Net Cash Schedule”) setting forth, in reasonable detail, the Company’s good faith, estimated calculation of Company Net Cash (the “Company Net Cash Calculation”) and the date of delivery of such schedule being the “Company Net Cash Delivery Date”) as of the close of business on the last Business Day prior to the Anticipated Closing Date (the “Company Cash Determination Time”) prepared and certified by the Company’s Chief Financial Officer. The Company shall make available to Zordich, as reasonably requested by Zordich, the work papers and back-up materials used or useful in preparing the Company Net Cash Schedule and, if reasonably requested by Zordich, the Company’s accountants and counsel at reasonable times and upon reasonable notice.

(c)    No later than three (3) days after the Delivery Date (the last day of such period, the “Response Date”), the Company shall have the right to dispute any part of the Net Cash Calculation by delivering a written notice to that effect to Zordich (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail and to the extent known the nature and amounts of any proposed revisions to the Net Cash Calculation and will be accompanied by reasonably detailed materials supporting the basis for such revisions.

(d)    No later than three (3) days after the Company Net Cash Delivery Date (the last day of such period, the “Company Net Cash Response Date”), Zordich shall have the right to dispute any part of the Company Net Cash Calculation by delivering a written notice to that effect to the Company (a “Company Net Cash Dispute Notice”). Any Company Net Cash Dispute Notice shall identify in reasonable detail and to the extent known the nature and amounts of any proposed revisions to the Company Net Cash Calculation and will be accompanied by reasonably detailed materials supporting the basis for such revisions.

(e)    If, on or prior to the Response Date, the Company notifies Zordich in writing that it has no objections to the Net Cash Calculation or, if on the Response Date, the Company fails to deliver a Dispute Notice as provided in Section 2.8(c), then the Net Cash Calculation as set forth in the Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement.

(f)    If, on or prior to the Company Net Cash Response Date, Zordich notifies the Company in writing that it has no objections to the Company Net Cash Calculation or, if on the Company Net Cash Response Date, Zordich fails to deliver a Company Net Cash Dispute Notice as provided in Section 2.8(d), then the Company Net Cash Calculation as set forth in the Company Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent the Company Net Cash at the Cash Determination Time for purposes of this Agreement.

(g)    If the Company delivers a Dispute Notice on or prior to the Response Date, then Representatives of Zordich and the Company shall promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Net Cash, which agreed upon Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement.

(h)    If Zordich delivers a Company Net Cash Dispute Notice on or prior to the Company Net Cash Response Date, then Representatives of Zordich and the Company shall promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Company Net Cash, which agreed upon Company Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and to represent the Company Net Cash at the Cash Determination Time for purposes of this Agreement.

(i)    If Representatives of Zordich and the Company are unable to negotiate an agreed-upon determination of Net Cash or Company Net Cash, as applicable, as of the Cash Determination Time pursuant to Section 2.8(g) or Section 2.8(h) within three days after delivery of the Dispute Notice (or such other period as Zordich and the Company may mutually agree upon), then any remaining disagreements as to the calculation of Net Cash or Company Net Cash, as applicable, shall be referred to an independent auditor of recognized national standing jointly selected by Zordich and the Company. If the parties are unable to select an independent auditor within five days, then either Zordich or the Company may thereafter request that the Boston, Massachusetts Office of the American Arbitration Association (“AAA”) make such selection (either the independent auditor jointly selected by both parties or such independent auditor selected by the AAA, the “Accounting Firm”). Zordich and the Company shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Net Cash Schedule or Company Net Cash Schedule, as applicable, and the Dispute Notice and the Company Net Cash Dispute Notice, and Zordich and the Company shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within 5 Business Days of accepting its selection. Zordich and the Company shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of Zordich and the Company. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Net Cash or Company Net Cash, as applicable, made by the Accounting Firm shall be made in writing delivered to each of Zordich and the Company, shall be final and binding on Zordich and the Company and shall (absent manifest error) be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash or Company Net Cash, as applicable, at the Cash Determination Time for purposes of this Agreement. The Parties shall delay the Closing until the resolution of the matters described in this Section 2.8(i). The fees and expenses of the Accounting Firm shall be allocated between Zordich and the Company in the same proportion that the disputed amount of the Net Cash or Company Net Cash, as applicable, that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Net Cash or Company Net Cash amount. If this Section 2.8(i) applies as to the determination of the Net Cash or the Company Net Cash at the Cash Determination Time described in Section 2.8(a), upon resolution of the matter in accordance with this Section 2.8(i), the Parties shall not be required to determine Net Cash or Company Net Cash again even though the Closing Date may occur later than the Anticipated Closing Date, except that either Zordich and the Company may request a redetermination of Net Cash or Company Net Cash if the Closing Date is more than 30 days after the Anticipated Closing Date.

(j)    All determinations made pursuant to this Section 2.8 shall be null and void, and the Parties shall again comply with the provisions of this Section 2.8, ab initio, in the event that for any reason the Required Zordich Stockholder Vote is not obtained within thirty (30) days of the Determination Date.

2.9    Appraisal Rights.

(a)    Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Common Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration described in Section 2.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Common Stock under the DGCL shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.5.

(b)    The Company shall give Zordich prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands. The Company shall not, without Zordich’s prior written consent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

2.10    Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company, in the name of Merger Sub, in the name of the Surviving Corporation and otherwise) to take such action.

2.11    Tax Consequences. For United States federal income tax purposes (and applicable state and local), the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

Section 3.    Representations and Warranties of the Company. Subject to Section 3, except as set forth in the written disclosure schedule delivered by the Company to Zordich (the “Company Disclosure Schedule”), the Company represents and warrants to Zordich and Merger Sub as follows:

3.1    Due Organization; Subsidiaries.

(a)    Each of the Company and its Subsidiaries is a corporation or other legal entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound.

(b)    Each of the Company and its Subsidiaries is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c)    The Company has no Subsidiaries, except for the Entities identified in Section 3.1(c) of the Company Disclosure Schedule; and neither the Company nor any of the Entities identified in Section 3.1(c) of the Company Disclosure Schedule owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity other than the Entities identified in Section 3.1(c) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is and or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither the Company nor any of its Subsidiaries has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

3.2    Organizational Documents. The Company has delivered to Zordich accurate and complete copies of the Organizational Documents of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in breach or violation of its Organizational Documents in any material respect.

3.3    Authority; Binding Nature of Agreement. The Company and each of its Subsidiaries, if any, have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by Zordich and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.4    Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholder Written Consent and entitled to vote thereon (the “Required Company Stockholder Vote”), is the only vote of the holders of any class or series of Company Common Stock necessary to adopt and approve this Agreement and approve the Contemplated Transactions.

3.5    Non-Contravention; Consents.

(a)    Subject to obtaining the Required Company Stockholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i)    contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents;

(ii)    contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order by which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject;

(iii)    contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or its Subsidiaries;

(iv)    contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Company Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (C) accelerate the maturity or performance of any Company Material Contract or (D) cancel, terminate or modify any term of any Company Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(v)    result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or its Subsidiaries (except for Permitted Encumbrances).

(b)    Except for (i) any Consent set forth on Section 3.5 of the Company Disclosure Schedule under any Company Contract, (ii) the Required Company Stockholder Vote, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither the Company nor any of its Subsidiaries was, is, or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Contemplated Transactions.

(c)    The Company Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the Contemplated Transactions.

3.6    Capitalization.

(a)    The authorized capital stock of the Company as of the date of this Agreement consists of (i) 5,000 shares of Company Common Stock, par value $0.01 per share, of which 100 shares have been issued and are outstanding as of the date of this Agreement. The Company does not hold any shares of its capital stock in its treasury. Holdings is the sole stockholder of the Company.

(b)    All of the outstanding shares of Company Common Stock and all outstanding securities of the Subsidiaries as set out in Section 3.6(b) of the Company Disclosure Schedule have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. Except as contemplated herein, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Section 3.6(b) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable.

(c)    As of the date of this Agreement, Holdings has reserved 239,633 Holdings Options for issuance under the Holdings Plan, of which 202,392 Holdings Units have been issued and are currently outstanding, and 37,241 Holdings Units remain available for future issuance pursuant to the Holdings Plan. Section 3.6(c) of the Company Disclosure Schedule sets forth the following information with respect to each Holdings Option outstanding as of the date of this Agreement: (i) the name of the optionee, (ii) the number of Holdings Units subject to such Holdings Option at the time of grant, (iii) the number of Holdings Units subject to such Holdings Option as of the date of this Agreement, (iv) the exercise price of such Holdings Option, (v) the date on which such Holdings Option was granted, (vi) the applicable vesting schedule, including any acceleration provisions and the number of vested and unvested shares as of the date of this Agreement, and (vii) the date on which such Holdings Option expires. The Company has made available to Zordich an accurate and complete copy of the Holdings Plan and forms of all option agreements approved for use thereunder and evidence of board and member approval of the Holdings Plan and any amendments thereto. No vesting of Holdings Options will accelerate solely in connection with the closing of the Contemplated Transactions.

(d)    The Company does not have any stock option plan or any other plan, program, agreement or arrangement providing for an equity-based compensation for any Person. Except for the outstanding Holdings Options or as set forth on Section 3.6(d) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries, (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

(e)    All outstanding shares of Company Common Stock, Holdings Options and other securities of the Company have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law and (ii) all requirements set forth in applicable Contracts.

(f)    With respect to Holdings Options granted pursuant to the Holdings Plan, (i) each grant of a Holdings Option was duly authorized no later than the date on which the grant of such Holdings Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Holdings board of managers (or a duly constituted and authorized committee thereof) and any required equityholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each Holdings Option grant was made in accordance with the terms of the Holdings Plan and all other applicable Law and (iii) the per unit exercise price of each Holdings Option was not less than the fair market value of a unit of Holdings on the applicable Grant Date.

3.7    Financial Statements.

(a)    Section 3.7(a) of the Company Disclosure Schedule includes true and complete copies of (i) Holdings’ unaudited consolidated balance sheets at December 31, 2017 and December 31, 2018, (ii) the Holdings’ unaudited consolidated balance sheet at September 30, 2019 (the “Company Unaudited Interim Balance Sheet”), (iii) Holdings’ unaudited consolidated statements of income, cash flow and stockholders’ equity for the years ended December 31, 2017 and December 31, 2018 and (iv) Holdings’ unaudited statements of income, cash flow and stockholders’ equity for the nine months ended September 30, 2019 (collectively, the “Company Financials”). The Company Financials (A) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the footnotes to such Company Financials and that the Company Financials may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount other than as may be indicated in the notes thereto) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (B) fairly present, in all material respects, the financial position and operating results of Holdings and its consolidated Subsidiaries as of the dates and for the periods indicated therein.

(b)    To the Company’s Knowledge, each of the Company and its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries in conformity with GAAP and to maintain accountability of the Company’s and its Subsidiaries’ assets, (iii) access to the Company’s and its Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s and its Subsidiaries’ assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences. To the Company’s Knowledge, the Company and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes.

(c)    Section 3.7(c) of the Company Disclosure Schedule lists, and the Company has delivered to Zordich accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by the Company or any of its Subsidiaries since January 1, 2017.

(d)    Since January 1, 2017, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof. Since January 1, 2017, neither the

Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company, any of its Subsidiaries, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

3.8    Absence of Changes. Except as set forth on Section 3.8 of the Company Disclosure Schedule, between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Company Material Adverse Effect or (b) action, event or occurrence that would have required consent of Zordich pursuant to Section 5.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.9    Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise (each a “Liability”), in each case, of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Company Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of the Company or any of its Subsidiaries under Company Contracts, (d) Liabilities incurred in connection with the Contemplated Transactions and (e) Liabilities listed in Section 3.9 of the Company Disclosure Schedule.

3.10    Title to Assets. Each of the Company and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of the Company or any of its Subsidiaries as being owned by the Company or such Subsidiary. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

3.11    Real Property; Leasehold. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property. The Company has made available to Zordich (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company or any of its Subsidiaries and (b) copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder.

3.12    Intellectual Property.

(a)    The Company, directly or through any of its Subsidiaries, owns, or has the right to use, and has the right to bring actions for the infringement of, all Company IP Rights.

(b)    Section 3.12(b) of the Company Disclosure Schedule is an accurate, true and complete listing of all Company Registered IP.

(c)    Section 3.12(c) of the Company Disclosure Schedule accurately identifies (i) all Company IP Rights licensed to the Company or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s or any of its Subsidiaries’ products or services, (B) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials, and (C) any confidential information provided under confidentiality agreements), (ii) the corresponding Company Contract pursuant to which such Company IP Rights are licensed to the Company or any of its Subsidiaries and (iii) whether the license or licenses granted to the Company or any of its Subsidiaries are exclusive or non-exclusive.

(d)    Section 3.12(d) of the Company Disclosure Schedule accurately identifies each Company Contract pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP Rights (other than (i) any confidential information provided under confidentiality agreements and (ii) any Company IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such supplier or service providers to provide services for the Company’s benefit).

(e)    Except as set forth on Section 3.12 (e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is bound by, and no Company IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Company or any of its Subsidiaries to use, exploit, assert, or enforce any Company IP Rights anywhere in the world.

(f)    The Company or one of its Subsidiaries exclusively owns all right, title, and interest to and in Company IP Rights (other than (i) Company IP Rights exclusively and non-exclusively licensed to the Company or one of its Subsidiaries, or co-owned rights each as identified in Section 3.12(c) of the Company Disclosure Schedule, (ii) any non-customized software that (A) is licensed to the Company or any of its Subsidiaries solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s or any of its Subsidiaries’ products or services and (iii) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing:

(i)    All documents and instruments necessary to register or apply for or renew registration of Company Registered IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Authority.

(ii)    Each Person who is or was an employee or contractor of the Company or any of its Subsidiaries and who is or was involved in the creation or development of any Company IP Rights purported to be owned by the Company has signed a valid, enforceable agreement containing a present assignment of such Intellectual Property to the Company or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of the Company and its Subsidiaries.

(iii)    To the Knowledge of the Company, no current or former stockholder, officer, director, or employee of the Company or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Company IP Rights purported to be owned by the Company. To the Knowledge of the Company, no employee of the Company or any or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or such Subsidiary or (b) in breach of any Contract with any former employer or other Person concerning Company IP Rights purported to be owned by the Company or confidentiality provisions protecting trade secrets and confidential information comprising Company IP Rights purported to be owned by the Company.

(iv)    Except as set forth on Section 3.12(f) of the Company Disclosure Schedule, no funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company IP Rights in which the Company or any of its Subsidiaries has an ownership interest.

(v)    The Company and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that the Company or such Subsidiary holds, or purports to hold, as confidential or a trade secret.

(vi)    Neither the Company nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Company IP Rights to any other Person.

(vii)    To the Knowledge of the Company, the Company IP Rights constitute all Intellectual Property necessary for the Company and its Subsidiaries to conduct its business as currently conducted and planned to be conducted.

(g)    The Company has delivered or made available to Zordich, a complete and accurate copy of all Company IP Rights Agreements. With respect to each of the Company IP Rights Agreements: (i) each such agreement is valid and binding on the Company or its Subsidiaries, as applicable, and in full force and effect, (ii) the Company has not received any written notice of termination or cancellation under such agreement, or received any written notice of breach or default under such agreement, which breach has not been cured or waived and (iii) neither the Company nor its Subsidiaries, and to the Knowledge of the Company, no other party to any such agreement, is in breach or default thereof in any material respect.

(h)    The manufacture, marketing, license, sale, offering for sale, importation, use or intended use or other disposal of any product or technology currently licensed or sold or under development by the Company or any of its Subsidiaries does not violate any license or agreement between the Company or its Subsidiaries and any third party, and, to the Knowledge of the Company, does not infringe or misappropriate any registered Intellectual Property right of any other party, which infringement or misappropriation would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any license or agreement with the Company or its Subsidiaries relating to any Company IP Rights.

(i)    There is no current or pending Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, claim construction, ownership or right to use, sell, offer for sale, license or dispose of any Company IP Rights. Neither the Company nor any of its Subsidiaries has received any notice asserting that any Company IP Rights or the proposed use, sale, offer for sale, license or disposition of products, methods, or processes claimed or covered thereunder conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person or that the Company or any of its Subsidiaries have otherwise infringed, misappropriated or otherwise violated any Intellectual Property of any Person. None of the Company IP Rights is subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Authority that limits the ability of the Company to exploit any Company IP Rights.

(j)    Each item of Company IP Rights that is Company Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Company Registered IP in full force and effect have been made by the applicable deadline. To the Knowledge of the Company, all Company Registered IP that is issued or granted is valid and enforceable.

(k)    Except as set forth on Schedule 3.12(k) of the Company Disclosure Schedule, to the Knowledge of the Company, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Company or any of its Subsidiaries conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Company or any of its Subsidiaries has or purports to have an ownership interest has been impaired as determined by the Company or any of its Subsidiaries in accordance with GAAP.

(l)    Except as set forth in Sections 3.12(l) of the Company Disclosure Schedule (i) neither the Company nor any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim which is material to the Company and its Subsidiaries, taken as a whole and (ii) neither the Company nor any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

(m)    Neither the Company nor any of its Subsidiaries is party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Company IP Rights, result in breach of, default under or termination of such Contract with respect to any Company IP Rights, or impair the right of the Company or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Company IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

3.13    Agreements, Contracts and Commitments.

(a)    Section 3.13(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(i)    each Company Contract relating to any material bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(ii)    each Company Contract requiring payments by the Company after the date of this Agreement in excess of $100,000 pursuant to its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or Entity providing employment related, consulting or independent contractor services, not terminable by the Company or its Subsidiaries on ninety (90) days’ or less notice without liability, except to the extent general principles of wrongful termination Law may limit the Company’s, its Subsidiaries’ or such successor’s ability to terminate employees at will;

(iii)    each Company Contract relating to any agreement or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions (either alone or in conjunction with any other event, such as termination of employment), or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions;

(iv)    each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(v)    each Company Contract containing (A) any covenant limiting the freedom of the Company, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person, or limiting the development, manufacture or distribution of the Company’s products or services (B) any most-favored pricing arrangement, (C) any exclusivity provision or (D) any non-solicitation provision;

(vi)    each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $100,000 pursuant to its express terms and not cancelable without penalty;

(vii)    each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(viii)    each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $100,000 or creating any material Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company;

(ix)    each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $100,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions), (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company, (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company or (D) any Contract to license any patent, trademark registration, service mark registration, trade name or copyright registration to or from any third party to manufacture or produce any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for Company Contracts entered into in the Ordinary Course of Business;

(x)    each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions;

(xi)    each Company Real Estate Lease;

(xii)    each Company Contract to which the Company is a party or by which any of its assets and properties is currently bound, which involves annual obligations of payment by, or annual payments to, the Company in excess of $100,000; or

(xiii)    any other Company Contract that is not terminable at will (with no penalty or payment) by the Company or its Subsidiaries, as applicable, and (A) which involves payment or receipt by the Company or its Subsidiaries after the date of this Agreement under any such agreement, contract or commitment of more than $100,000 in the aggregate, or obligations after the date of this Agreement in excess of $100,000 in the aggregate or (B) that is material to the business or operations of the Company and its Subsidiaries, taken as a whole.

(b)    The Company has delivered or made available to Zordich accurate and complete copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Neither the Company nor any of its Subsidiaries has, nor to the Company’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a Company Material Adverse Effect. As to the Company and its Subsidiaries, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

3.14    Compliance; Permits; Restrictions.

(a)    The Company and each of its Subsidiaries are, and have been, in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other action by any Governmental Authority is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. There is no agreement or Order binding upon the Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b)    The Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of the Company and its Subsidiaries as currently conducted (the “Company Permits”). Section 3.14(b) of the Company Disclosure Schedule identifies each Company Permit. Each of the Company and its Subsidiaries is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, substantially limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Surviving Corporation or its Subsidiaries, as applicable, immediately after the Effective Time on terms substantially identical to those enjoyed by the Company and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c)    There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to an alleged material violation by the Company or any of its Subsidiaries of the Federal Food, Drug, and Cosmetic Act (“FDCA”), the Public Health Service Act, Food and Drug Administration (“FDA”) regulations adopted thereunder, the Controlled Substance Act or any other similar Law promulgated by the FDA or other comparable Governmental Authority responsible for regulation of the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug products (“Drug Regulatory Agency”).

(d)    The Company and each of its Subsidiaries holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company or such Subsidiary as currently conducted, and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Company Product Candidates”) (collectively, the “Company Regulatory Permits”) and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Company and each of its Subsidiaries have timely maintained and are in compliance in all material respects with the Company Regulatory Permits and have not received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit. The Company has made available to Zordich all information requested by Zordich in the Company’s or its Subsidiaries’ possession or control relating to the Company Product Candidates and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of the Company Product Candidates, including but not limited to complete copies of the following (to the extent there are any): (x) adverse event reports; pre-clinical, clinical and other study reports and material study data; inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority. All such information is accurate and complete in all material respects.

(e)    All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries, or in which the Company or its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, have participated, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of the Drug Regulatory Agencies and other applicable Law, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. Neither the Company nor any of its Subsidiaries has received any written notices, correspondence, or other communications from any Drug Regulatory Agency requiring, or to the Knowledge of the Company threatening to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, or suspend any clinical studies conducted by or on behalf of, or sponsored by, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, have participated. Further, no clinical investigator, researcher, or clinical staff participating in any clinical study conducted by or, to the Knowledge of the Company, on behalf of the Company or its Subsidiaries has been disqualified from participating in studies involving the Company Product Candidates, and to the Knowledge of the Company, no such administrative action to disqualify such clinical investigators, researchers or clinical staff has been threatened or is pending.

(f)    Neither the Company nor any of its Subsidiaries, and to the Knowledge of the Company, no contract manufacturer with respect to any Company Product Candidate, is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries and no contract manufacturer with respect to any Company Product Candidate has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of the Company, any of its Subsidiaries, and to the Knowledge of the Company, any contract manufacturer with respect to any Company Product Candidate, or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. To the Knowledge of the Company, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against the Company, any of its Subsidiaries, and to the Knowledge of the Company, any contract manufacturer with respect to any Company Product Candidate, or any of their respective officers, employees or agents.

(g)    All manufacturing operations conducted by, or to the Knowledge of the Company, for the benefit of, the Company or its Subsidiaries in connection with any Company Product Candidate, since January 1, 2017, have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contains in 21 C.F.R. Parts 210, 211, 600-680, and 1271, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States.

(h)    No manufacturing site owned by the Company or its Subsidiaries, and to the Knowledge of the Company, no manufacturing site of a contract manufacturer, with respect to any Company Product Candidate, (i) is subject to a Drug Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Law, in each case, that have not be complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the Knowledge of the Company, neither the FDA nor any other Governmental Authority is considering such action.

(i)    As of the date of this Agreement, except as is set forth on Section 3.14 of the Company Disclosure Schedule and to the Knowledge of the Company, there are no adverse drug-related reactions to the dosing of patients in the Company’s Phase 1 clinical trials to evaluate the safety and tolerability of single and multiple ascending doses of CTI-1601 (the “Phase 1 Trials”) or any significant drug-related findings from any toxicology study.

3.15    Legal Proceedings; Orders.

(a)    There is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company or any of its Subsidiaries, any Company Associate (in his or her capacity as such) or any of the material assets owned or used by the Company or its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b)    There is no Order to which the Company or any of its Subsidiaries, or any of the material assets owned or used by the Company or any of its Subsidiaries, is subject. To the Knowledge of the Company, no officer or other Key Employee of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries or to any material assets owned or used by the Company or any of its Subsidiaries.

3.16    Tax Matters.

(a)    The Company and each of its Subsidiaries have timely filed all federal income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is subject to taxation by that jurisdiction.

(b)    All material Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since the date of the Company Unaudited Interim Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c)    The Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)    There are no Encumbrances for material Taxes (other than Taxes not yet due and payable or for Taxes that are being contested in good faith, in each case, for which adequate reserves have been established in accordance with GAAP) upon any of the assets of the Company or any of its Subsidiaries.

(e)    No deficiencies for material Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending (or, based on written notice, threatened) material audits, assessments or other actions for or relating to any liability in respect of Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(f)    Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code in the last five years.

(g)    Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary indemnification provisions in commercial contracts entered into in the Ordinary Course of Business with vendors, customers, lenders, or landlords.

(h)    Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company). Neither the Company nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than the Company and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor.

(i)    Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(j)    Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

3.17    Employee and Labor Matters; Benefit Plans.

(a)    Except as set forth on Section 3.17(a) of the Company Disclosure Schedule, the employment of each of the Company’s and any of its Subsidiaries’ employees is terminable by the Company or the applicable Subsidiary at will. The Company has made available to Zordich accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Company Associates to the extent currently effective and material.

(b)    No officer or Key Employee of the Company or any of its Subsidiaries has indicated that he or she presently intends to terminate his or her employment with the Company or the applicable Subsidiary, nor has any such officer or Key Employee threatened or expressed any intention to do so.

(c)    Neither the Company nor any of its Subsidiaries is a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any employees of the Company or its Subsidiaries.

(d)    Section 3.17(d) of the Company Disclosure Schedule lists all Company Employee Plans and the Holdings Plan.

(e)    Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or is the subject of a favorable opinion letter with respect to such qualified status from the IRS. To the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Employee Plan or the exempt status of any related trust.

(f)    Each Company Employee Plan and the Holdings Plan has been established, maintained and operated in compliance, in all material respects, with its terms and all applicable Law, including the Code, ERISA, and the Affordable Care Act. No Legal Proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan or the Holdings Plan. All payments and/or contributions required to have been made with respect to all Company Employee Plans or the Holdings Plan either have been made or have been accrued in accordance with the terms of the applicable plan and applicable Law.

(g)    Neither the Company nor any of its ERISA Affiliates has, since its inception, maintained, contributed to, or been required to contribute to (i) any employee benefit plan that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any Multiple Employer Plan, or (v) any Multiple Employer Welfare Arrangement. Neither the Company nor any of its ERISA Affiliates has ever incurred any liability under Title IV of ERISA that has not been paid in full. No Company Employee Plan provides for medical or other welfare benefits beyond termination of service or retirement, other than pursuant to (i) COBRA or an analogous state law requirement or (ii) continuation coverage through the end of the month in which such termination or retirement occurs. Neither the Company nor any of its Subsidiaries sponsors or maintains any self-funded medical or long-term disability employee benefit plan. No Company Employee Plan or the Holdings Plan is subject to any Law of a foreign jurisdiction outside of the United States.

(h)    No Holdings Options or other equity-based awards issued or granted by Holdings or the Company are subject to the requirements of Code Section 409A. Each Company Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) (each, a “Company 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Code Section 409A and the guidance thereunder. No payment to be made under any Company 409A Plan is or, when made in accordance with the terms of the 409A Plan, will be subject to the penalties of Code Section 409A(a)(1).

(i)    The Company and each of its Subsidiaries is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of the Company and its Subsidiaries: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened or reasonably anticipated against the Company or any of its Subsidiaries relating to any employee, employment agreement or Company Employee Plan (other than routine claims for benefits). To the Knowledge of the Company or any of its Subsidiaries, there are no pending or threatened or reasonably anticipated claims or actions against the Company, any of its Subsidiaries, any Company trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. Neither the Company nor any Subsidiary thereof is a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or Governmental Authority with respect to employment practices.

(j)    Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification within the past three years of: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer or (iii) any employee currently or formerly classified as exempt from overtime wages. Neither the Company nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied.

(k)    There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting the Company or any of its Subsidiaries. No event has occurred within the past six months, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(l)    Neither the Company nor any of its Subsidiaries is, nor has the Company or any of its Subsidiaries been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints.

(m)    There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any of its employees for excise taxes paid pursuant to Section 4999 or Section 409A of the Code.

(n)    Neither the Company nor Holdings nor any of their Subsidiaries is a party to any Contract which could, due to the Merger (either alone or in conjunction with any other event) (i) result in the payment of any “parachute payment” within the meaning of Section 280G of the Code or (ii) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company or Holdings or any of their Subsidiaries.

3.18    Environmental Matters. Since January 1, 2017, the Company and each of its Subsidiaries has complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received since January 1, 2017, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company: (i) no current or prior owner of any property leased or controlled by the Company or any of its Subsidiaries has received since January 1, 2017, any written notice or other communication relating to property owned or leased at any time by the Company or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or violated any Environmental Law relating to such property and (ii) neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law.

3.19    Insurance. The Company has delivered to Zordich accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and each of its Subsidiaries. Each of such insurance policies is in full force and effect and the Company and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2017, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against the Company or any of its Subsidiaries for which the Company or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or any of its Subsidiaries of its intent to do so.

3.20    Intentionally Omitted

3.21    No Financial Advisors. Except as set forth on Section 3.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

3.22    Transactions with Affiliates. Section 3.22 of the Company Disclosure Schedule describes any material transactions or relationships, since January 1, 2017, between, on one hand, the Company or any of its Subsidiaries and, on the other hand, any (a) executive officer or director of the Company or any of its Subsidiaries or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding Company Common Stock or (c) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company or its Subsidiaries) in the case of each of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.23    Privacy and Data Security. The Company has complied with all applicable Privacy Laws relating to privacy, security, collection or use of Personal Information of any individuals (including clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists) that interact with the Company in connection with the operation of the Company’s business, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company has complied with its written and published policies and procedures concerning the privacy, security, collection and use of Personal Information (the “Privacy Policies”), except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof, no claims have been asserted or threatened against the Company by any Person alleging a violation of Privacy Laws and/or Privacy Policies.

3.24    Accredited Investor Status. Prior to the date of this Agreement each holder of Company Common Stock and equity interests in Holdings has previously represented to the Company that he, she or it is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act or is not a “U.S. person” within the meaning of Regulation S, Rule 902, promulgated by the SEC under the Securities Act.

3.25    No Other Representations or Warranties. The Company hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither Zordich nor any other person on behalf of Zordich makes any express or implied representation or warranty with respect to Zordich or with respect to any other information provided to the Company, any of its Subsidiaries or stockholders or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of Zordich set forth in Section 4 (in each case as qualified and limited by the Zordich Disclosure Schedule)) none of the Company, its Subsidiaries or any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof).

Section 4.    Representations and Warranties of Zordich and Merger Sub. Subject to Section 10.1(h), except (i) as set forth in the written disclosure schedule delivered by Zordich to the Company (the “Zordich Disclosure Schedule”) or (ii) as disclosed in the Zordich SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), Zordich and Merger Sub represent and warrant to the Company as follows:

4.1    Due Organization; Subsidiaries.

(a)    Each of Zordich and its Subsidiaries (including Merger Sub) is a corporation or other legal entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. All of Zordich’s Subsidiaries are wholly owned by Zordich.

(b)    Each of Zordich and its Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Zordich Material Adverse Effect.

(c)    Except as set forth on Section 4.1(c) of the Zordich Disclosure Schedule, Zordich has no Subsidiaries other than Merger Sub and Zordich does not own any capital stock of, or any equity ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity other than Merger Sub. Zordich is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Zordich has not agreed and is not obligated to make, nor is Zordich bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Zordich has not, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

4.2    Organizational Documents. Zordich has delivered to the Company accurate and complete copies of Zordich’s Organizational Documents. Zordich is not in breach or violation of its Organizational Documents in any material respect.

4.3    Authority; Binding Nature of Agreement. Each of Zordich and Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Zordich Board (at meetings duly called and held) has: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Zordich and its stockholders, (b) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Zordich Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of Zordich vote to approve this Agreement and the Contemplated Transactions, including the issuance of shares of Zordich Common Stock to the stockholders of the Company pursuant to the terms of this Agreement. The Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (y) deemed advisable and approved this Agreement and the Contemplated Transactions and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by Zordich and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Zordich and Merger Sub, enforceable against each of Zordich and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

4.4    Vote Required. The affirmative vote of a majority of (a) the votes cast at the Zordich Stockholder Meeting is the only vote of the holders of any class or series of Zordich’s capital stock necessary to approve the issuance of the shares of Zordich Common Stock to the stockholders of the Company pursuant to the terms of this Agreement and (b) the shares of Zordich Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Zordich’s capital stock necessary to approve an amendment to Zordich’s certificate of incorporation to effect the Zordich Reverse Stock Split (collectively, the “Required Zordich Stockholder Vote”).

4.5    Non-Contravention; Consents.

(a)    Subject to obtaining the Required Zordich Stockholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by Zordich or Merger Sub, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i)    contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of Zordich or its Subsidiaries;

(ii)    contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which Zordich or its Subsidiaries, or any of the assets owned or used by Zordich or its Subsidiaries, is subject;

(iii)    contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Zordich or its Subsidiaries, or that otherwise relates to the business of Zordich, or any of the assets owned, leased or used by Zordich;

(iv)    contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Zordich Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Zordich Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any such Zordich Material Contract, (C) accelerate the maturity or performance of any Zordich Material Contract or (D) cancel, terminate or modify any term of any Zordich Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(v)    result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Zordich or its Subsidiaries (except for Permitted Encumbrances).

(b)    Except for (i) any Consent set forth on Section 4.5 of the Zordich Disclosure Schedule under any Zordich Contract, (ii) the Required Zordich Stockholder Vote, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither Zordich nor any of its Subsidiaries was, is, or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Contemplated Transactions.

(c)    The Zordich Board and the Merger Sub Board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.

4.6    Capitalization.

(a)    The authorized capital stock of Zordich consists of (i) 115,000,000 shares of Zordich Common Stock, par value $0.001 per share, of which 37,374,118 shares have been issued and are outstanding as of December 16, 2019 (the “Capitalization Date”) and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares have been issued and are outstanding as of the Capitalization Date. Zordich does not hold any shares of its capital stock in its treasury.

(b)    All of the outstanding shares of Zordich Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. None of the outstanding shares of Zordich Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Zordich Common Stock is subject to any right of first refusal in favor of Zordich. Except as contemplated herein, there is no Zordich Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Zordich Common Stock. Zordich is not under any obligation, nor is Zordich bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Zordich Common

Stock or other securities. Section 4.6(b) of the Zordich Disclosure Schedule accurately and completely describes all repurchase rights held by Zordich with respect to shares of Zordich Common Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable.

(c)    Except for the Zordich Amended and Restated 2006 Stock Option Plan and the Zordich 2014 Stock Option and Incentive Plan (collectively, the “Zordich Stock Plans”) and the Zordich 2014 Employee Stock Purchase Plan (the “Zordich ESPP”), and except as set forth on Section 4.6(c)(i) of the Zordich Disclosure Schedule, Zordich does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. As of the date of this Agreement, Zordich has reserved 9,578,384 shares of Zordich Common Stock for issuance under the Zordich Stock Plans, of which 1,359,691 shares have been issued and are currently outstanding, 3,522,238 shares have been reserved for issuance upon exercise or settlement of Zordich Options and Zordich RSUs, as applicable, granted under the Zordich Stock Plans, and 4,696,455 shares remain available for future issuance pursuant to the Zordich Stock Plans. As of the date of this Agreement, Zordich has reserved 69,522 shares of Zordich Common Stock for future issuance pursuant to the Zordich ESPP. Section 4.6(c)(ii) of the Zordich Disclosure Schedule sets forth the following information with respect to each Zordich Option and Zordich RSUs outstanding as of the date of this Agreement, as applicable: (i) the name of the holder, (ii) the number of shares of Zordich Common Stock subject to such Zordich Option and Zordich RSUs at the time of grant, (iii) the number of shares of Zordich Common Stock subject to such Zordich Option and Zordich RSUs as of the date of this Agreement, (iv) the exercise price of such Zordich Option, (v) the date on which such Zordich Option and Zordich RSUs was granted, (vi) the applicable vesting schedule, including any acceleration provisions and the number of vested and unvested shares as of the date of this Agreement, (vii) the date on which such Zordich Option expires and (viii) whether such Zordich Option is intended to be an “incentive stock option” (as defined in the Code) or a non-qualified stock option. Zordich has made available to the Company accurate and complete copies of equity incentive plans pursuant to which Zordich has equity-based awards, the forms of all award agreements evidencing such equity-based awards and evidence of board and stockholder approval of the Zordich Stock Plans and any amendments thereto.

(d)    Except for the outstanding Zordich Options and Zordich RSUs or as set forth on Section 4.6(d) of the Zordich Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Zordich, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Zordich, (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Zordich is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Zordich. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Zordich.

(e)    All outstanding shares of Zordich Common Stock, Zordich Options, Zordich RSUs and other securities of Zordich have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law and (ii) all requirements set forth in applicable Contracts.

(f)    With respect to Zordich Options and Zordich RSUs granted pursuant to the Zordich Stock Plans, each Zordich Option and Zordich RSUs grant was made in accordance with the terms of the Zordich Stock Plan pursuant to which it was granted and, to the Knowledge of Zordich, all other applicable Law and regulatory rules or requirements.

4.7    SEC Filings; Financial Statements.

(a)    Zordich has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2017 (the “Zordich SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Zordich SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the Zordich SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Zordich SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 4.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)    The financial statements (including any related notes) contained or incorporated by reference in the Zordich SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (iii) fairly present, in all material respects, the financial position of Zordich as of the respective dates thereof and the results of operations and cash flows of Zordich for the periods covered thereby. Other than as expressly disclosed in the Zordich SEC Documents filed prior to the date hereof, there has been no material change in Zordich’s accounting methods or principles that would be required to be disclosed in Zordich’s financial statements in accordance with GAAP. The books of account and other financial records of Zordich and each of its Subsidiaries are true and complete in all material respects.

(c)    Zordich’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Knowledge of Zordich, “independent” with respect to Zordich within the meaning of Regulation S-X under the Exchange Act and (iii) to the Knowledge of Zordich, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d)    Except as set forth on Section 4.7(d) of the Zordich Disclosure Schedule, Zordich has not received any comment letter from the SEC or the staff thereof or any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Zordich Common Stock on Nasdaq. Zordich has not disclosed any unresolved comments in the Zordich SEC Documents.

(e)    There have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, or general counsel of Zordich, the Zordich Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f)    Except as set forth on Section 4.7(f) of the Zordich Disclosure Schedule, Zordich is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, the Exchange Act and the applicable listing and governance rules and regulations of Nasdaq.

(g)    Zordich maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that Zordich maintains records that in reasonable detail accurately and fairly reflect Zordich’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Zordich Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Zordich’s assets that could have a material effect on Zordich’s financial statements. Zordich has evaluated the effectiveness of Zordich’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Zordich SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Zordich has disclosed to Zordich’s auditors and the Audit Committee of the Zordich Board (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Zordich’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Zordich’s or its Subsidiaries’ internal control over financial reporting. Except as disclosed in the Zordich SEC Documents filed prior to the date hereof, Zordich has not identified any material weaknesses in the design or operation of Zordich’s internal control over financial reporting.

(h)    Zordich’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Zordich in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Zordich’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

(i)    Zordich has not been and is not currently a “shell company” as defined under Section 12b-2 of the Exchange Act.

4.8    Absence of Changes. Except as set forth on Section 4.8 of the Zordich Disclosure Schedule, between September 30, 2019 and the date of this Agreement, Zordich has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Zordich Material Adverse Effect or (b) action, event or occurrence that would have required consent of the Company pursuant to Section 5.1(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

4.9    Absence of Undisclosed Liabilities. Neither Zordich nor any of its Subsidiaries has any Liability of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Zordich Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by Zordich or its Subsidiaries since the date of the Zordich Unaudited Interim Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of Zordich or any of its Subsidiaries under Zordich Contracts, (d) Liabilities incurred in connection with the Contemplated Transactions and (e) Liabilities described in Section 4.9 of the Zordich Disclosure Schedule.

4.10    Title to Assets. Each of Zordich and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Zordich Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of Zordich or any of its Subsidiaries as being owned by Zordich. All of such assets are owned or, in the case of leased assets, leased by Zordich or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

4.11    Real Property; Leasehold. Neither Zordich nor any of its Subsidiaries owns or has ever owned any real property. Zordich has made available to the Company (a) an accurate and complete list of all real properties with respect to which Zordich directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Zordich or any of its Subsidiaries and (b) copies of all leases under which any such real property is possessed (the “Zordich Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder.

4.12    Intellectual Property.

(a)    Zordich, directly or through any of its Subsidiaries, owns, or has the right to use, and has the right to bring actions for the infringement of, all of Zordich IP Rights.

(b)    Section 4.12(b) of the Zordich Disclosure Schedule is an accurate, true and complete listing of all Zordich Registered IP.

(c)    Section 4.12(c) of the Zordich Disclosure Schedule accurately identifies (i) all Zordich Contracts pursuant to which Zordich IP Rights are licensed to Zordich or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Zordich’s or any of its Subsidiaries’ products or services, (B) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials and (C) any confidential information provided under confidentiality agreements) and (ii) whether the license or licenses granted to Zordich or any of its Subsidiaries are exclusive or non-exclusive.

(d)    Section 4.12(d) of the Zordich Disclosure Schedule accurately identifies each Zordich Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Zordich IP Rights (other than (i) any confidential information provided under confidentiality agreements and (ii) any Zordich IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such supplier or service providers to provide services for Zordich’s benefit).

(e)    Zordich has delivered, or made available to the Company, a complete and accurate copy of all material Zordich IP Rights Agreements.

(f)    Neither the manufacture, marketing, license, offering for sale, sale, importation, use or intended use or other disposal of any product or technology currently licensed or sold or under development by Zordich, to the Knowledge of Zordich, infringes or misappropriates any valid Intellectual Property right of any other party, which infringement or misappropriation would reasonably be expected to have a Zordich Material Adverse Effect. To the Knowledge of Zordich, no third party is infringing upon any Zordich IP Rights, or violating any license or agreement with Zordich relating to any Zordich IP Rights.

(g)    To the Knowledge of Zordich, there is no current or pending Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, offer for sale, license or dispose of any Zordich Registered IP. Zordich has not received any notice asserting that any Zordich Registered IP or the proposed use, sale, offer for sale, license or disposition of any products, methods, or processes claimed or covered thereunder conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person or that Zordich or any of its Subsidiaries have otherwise infringed, misappropriated or otherwise violated any Intellectual Property of any Person.

(h)    To the Knowledge of Zordich, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by Zordich conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person except as would not have a Zordich Material Adverse Effect. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which Zordich has or purports to have an ownership interest has been impaired as determined by Zordich in accordance with GAAP.

(i)    Except as may be set forth in the Contracts listed on Section 4.12(c) or 4.12(d) of the Zordich Disclosure Schedule (i) Zordich is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim which is material to Zordich taken as a whole and (ii) Zordich has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement.

4.13    Agreements, Contracts and Commitments. Section 4.13 of the Zordich Disclosure Schedule identifies each Zordich Contract that is in effect as of the date of this Agreement and is (a) a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act, (b) a Contract to which Zordich is a party or by which any of its assets and properties is currently bound, which, pursuant to the express terms thereof, require annual obligations of payment by, or annual payments to, Zordich in excess of $100,000, (c) a Zordich Real Estate Lease or (d) a Contract disclosed in or required to be disclosed in Section 4.12(c) or Section 4.12(d) of the Zordich Disclosure Schedule. Zordich has delivered or made available to the Company accurate and complete copies of all Contracts to which Zordich or any of its Subsidiaries is a party or by which it is bound of the type described in clauses (a)-(d) of the immediately preceding sentence (any such Contract, a “Zordich Material Contract”), including all amendments thereto. Zordich has not nor, to Zordich’s Knowledge as of the date of this Agreement, has any other party to a Zordich Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Zordich Material Contract in such manner as would permit any other party to cancel or terminate any such Zordich Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a Zordich Material Adverse Effect. As to Zordich, as of the date of this Agreement, each Zordich Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Zordich Material Contract to change, any material amount paid or payable to Zordich under any Zordich Material Contract or any other material term or provision of any Zordich Material Contract.

4.14    Compliance; Permits; Restrictions.

(a)    Zordich and each of its Subsidiaries is, and has been, in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other action by any Governmental Authority is pending or, to the Knowledge of Zordich, threatened against Zordich or any of its Subsidiaries. There is no agreement or Order binding upon Zordich or any of its Subsidiaries which (i) has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Zordich or any of its Subsidiaries, any acquisition of material property by Zordich or any of its Subsidiaries or the conduct of business by Zordich or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have an adverse effect on Zordich’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b)    Each of Zordich and its Subsidiaries holds all required Governmental Authorizations that are material to the operation of the business of Zordich and Merger Sub as currently conducted (collectively, the “Zordich Permits”). Section 4.14(b) of the Zordich Disclosure Schedule identifies each Zordich Permit. Each of Zordich and its Subsidiaries is in material compliance with the terms of the Zordich Permits. No Legal Proceeding is pending or, to the Knowledge of Zordich, threatened, which seeks to revoke, substantially limit, suspend, or materially modify any Zordich Permit. The rights and benefits of each Zordich Permit will be available to Zordich and Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Zordich and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c)    There are no Legal Proceedings pending or, to the Knowledge of Zordich, threatened with respect to an alleged material violation by Zordich or any of its Subsidiaries of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other similar Law promulgated by a Drug Regulatory Agency.

(d)    Each of Zordich and its Subsidiaries holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of Zordich and Merger Sub as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Zordich Product Candidates”) (the “Zordich Regulatory Permits”) and no such Zordich Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner other than immaterial adverse modifications. Zordich has timely maintained and is in compliance in all material respects with the Zordich Regulatory Permits and neither Zordich nor any of its Subsidiaries has received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Zordich Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Zordich Regulatory Permit. Except for the information and files identified in Section 4.14(d) of the Zordich Disclosure Schedule, Zordich has made available to the Company all information requested by the Company in Zordich’s or its Subsidiaries’ possession or control relating to the Zordich Product Candidates and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of the Zordich Product Candidates, including, but not limited to, complete copies of the following (to the extent there are any): (x) adverse event reports; pre-clinical, clinical and other study reports and material study data;

inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority. All such information are accurate and complete in all material respects.

(e)    All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, Zordich or its Subsidiaries, in which Zordich or its Subsidiaries or their respective products or product candidates, including the Zordich Product Candidates, have participated were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of the Drug Regulatory Agencies and other applicable Law, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312. Other than as set forth on Section 4.14(e) of the Zordich Disclosure Schedule, neither Zordich nor any of its Subsidiaries has received any written notices, correspondence, or other communications from any Drug Regulatory Agency requiring or, to the Knowledge of Zordich, any action to place a clinical hold order on, or otherwise terminate, delay, or suspend any clinical studies conducted by or on behalf of, or sponsored by, Zordich or any of its Subsidiaries or in which Zordich or any of its Subsidiaries or its current products or product candidates, including the Zordich Product Candidates, have participated. Further, no clinical investigator, researcher, or clinical staff participating in any clinical study conducted by or, to the Knowledge of Zordich, on behalf of Zordich or any of its Subsidiaries has been disqualified from participating in studies involving the Zordich Product Candidates, and to the Knowledge of Zordich, no such administrative action to disqualify such clinical investigators, researchers or clinical staff has been threatened or is pending.

(f)    Neither Zordich nor any of its Subsidiaries, and to the Knowledge of Zordich, no contract manufacturer with respect to any Zordich Product Candidate is the subject of any pending or, to the Knowledge of Zordich, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of Zordich, neither Zordich nor any of its Subsidiaries and no contract manufacturer with respect to any Zordich Product Candidate has not committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of Zordich, any of its Subsidiaries, and to the Knowledge of Zordich, any contract manufacturer with respect to any Zordich Product Candidate, or any of their respective officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Law. To the Knowledge of Zordich, no material debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against Zordich, any of its Subsidiaries, and to the Knowledge of Zordich, any contract manufacturer with respect to any Zordich Product Candidate, or any of its officers, employees or agents.

(g)    All manufacturing operations conducted by, or, to the Knowledge of the Zordich, for the benefit of Zordich or its Subsidiaries in connection with any Zordich Product Candidate, since January 1, 2017, have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contains in 21 C.F.R. Parts 210 and 211, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States.

(h)    No manufacturing site owned by Zordich or its Subsidiaries, and to the Knowledge of Zordich, no manufacturing site of a contract manufacturer, with respect to any Zordich Product Candidate, (i) is subject to a Drug Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Law, in each case, that have not be complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the Knowledge of Zordich, neither the FDA nor any other Governmental Authority is considering such action.

4.15    Legal Proceedings; Orders.

(a)    Except as set forth in Section 4.15 of the Zordich Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of Zordich, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Zordich or any of its Subsidiaries or any Zordich Associate (in his or her capacity as such) or any of the material assets owned or used by Zordich or its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b)    There is no Order to which Zordich or any of its Subsidiaries, or any of the material assets owned or used by Zordich or any of its Subsidiaries is subject. To the Knowledge of Zordich, no officer or other Key Employee of Zordich or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Zordich or any of its Subsidiaries or to any material assets owned or used by Zordich or any of its Subsidiaries.

4.16    Tax Matters.

(a)     Each of Zordich and its Subsidiaries has timely filed all federal income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Law. Subject to exceptions as would not be material, no claim has ever been made by a Governmental Authority in a jurisdiction where Zordich or any of its Subsidiaries does not file Tax Returns that Zordich is subject to taxation by that jurisdiction.

(b)    All material Taxes due and owing by Zordich and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since the date of the Zordich Unaudited Interim Balance Sheet, neither Zordich nor any of its Subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c)    Each of Zordich and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)    There are no Encumbrances for material Taxes (other than Taxes not yet due and payable or for Taxes that are being contested in good faith, in each case, for which adequate reserves have been established in accordance with GAAP) upon any of the assets of Zordich or any of its Subsidiaries.

(e)    No deficiencies for material Taxes with respect to Zordich or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending (or, based on written notice, threatened) material audits, assessments or other actions for or relating to any liability in respect of Taxes of Zordich or any of its Subsidiaries. Neither Zordich nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(f)    Neither Zordich nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary indemnification provisions in commercial contracts entered into in the Ordinary Course of Business with vendors, customers, lenders and landlords.

(g)    Neither Zordich nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is Zordich). Neither Zordich nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than Zordich and any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor.

(h)    Neither Zordich nor any of its Subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(i)    Neither Zordich nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

4.17    Employee and Labor Matters; Benefit Plans.

(a)    The employment of Zordich’s and any of its Subsidiaries’ employees is terminable by Zordich or the applicable Subsidiary at will. Zordich has made available to the Company accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Zordich Associates to the extent currently effective and material.

(b)    Neither Zordich nor any of its Subsidiaries is a party to, bound by, and does not have a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of Zordich, purporting to represent or seeking to represent any employees of Zordich or its Subsidiaries.

(c)    Section 4.17(c) of the Zordich Disclosure Schedule lists all Zordich Employee Plans.

(d)    Each Zordich Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or is the subject of a favorable opinion letter with respect to such qualified status from the IRS. To the Knowledge of Zordich, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Zordich Employee Plan or the exempt status of any related trust.

(e)    Each Zordich Employee Plan has been established, maintained and operated in compliance, in all material respects, with its terms all applicable Law, including the Code ERISA and the Affordable Care Act. No Legal Proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of Zordich, threatened with respect to any Zordich Employee Plan. All payments and/or contributions required to have been made with respect to all Zordich Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Zordich Employee Plan and applicable Law.

(f)    Neither Zordich nor any of its ERISA Affiliates has, within the past 6 years, maintained, contributed to, or been required to contribute to (i) any employee benefit plan that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any Multiple Employer Plan, or (v) any Multiple Employer Welfare Arrangement. Neither Zordich nor any of its ERISA Affiliates has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(g)    Except as set forth in Section 4.17(g) of the Zordich Disclosure Schedule, no Zordich Employee Plan provides for medical or other welfare benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) continuation coverage through the end of the month in which such termination or retirement occurs. Zordich does not sponsor or maintain any self-funded medical or long-term disability benefit plan.

(h)    No Zordich Employee Plan is subject to any law of a foreign jurisdiction outside of the United States.

(i)    Except as set forth in Section 4.17(i) of the Zordich Disclosure Schedule, no Zordich Options or other equity-based awards issued or granted by Zordich are subject to the requirements of Code Section 409A. Each Zordich Employee Plan that constitutes in any part a ““nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) (each, a “Zordich 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Code Section 409A and the guidance thereunder. No payment to be made under any Zordich 409A Plan is or, when made in accordance with the terms of the 409A Plan, will be subject to the penalties of Code Section 409A(a)(1).

(j)    Zordich and each of its Subsidiaries is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of Zordich and its Subsidiaries: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of Zordich or any of its Subsidiaries, threatened or reasonably anticipated against Zordich relating to any employee, employment agreement or Zordich Employee Plan (other than routine claims for benefits). To the Knowledge of Zordich or any of its Subsidiaries, there are no pending or threatened or reasonably anticipated claims or actions against Zordich or any of its Subsidiaries, any Zordich trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. Neither Zordich nor any of its Subsidiaries is a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or Governmental Authority with respect to employment practices.

(k)    Neither Zordich nor any of its Subsidiaries has material liability with respect to any misclassification within the past three years of: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer or (iii) any employee currently or formerly classified as exempt from overtime wages. Neither Zordich nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied.

(l)    There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting Zordich or any of its Subsidiaries. No event has occurred within the past six months, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(m)    Neither Zordich nor any of its Subsidiaries is, nor has Zordich or any of its Subsidiaries been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Zordich, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Zordich Associate, including charges of unfair labor practices or discrimination complaints.

(n)    There is no contract, agreement, plan or arrangement to which Zordich or any Zordich Affiliate is a party or by which it is bound to compensate any of its employees for excise taxes paid pursuant to Section 4999 or Section 409A of the Code.

(o)    Neither Zordich nor any of its Subsidiaries is a party to any Contract that could, due to the Merger (either alone or in conjunction with any other event) (i) result in the payment of any “parachute payment” within the meaning of Section 280G of the Code or (ii) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of Zordich or any of its Subsidiaries.

4.18    Environmental Matters. Since January 1, 2017, Zordich and each of its Subsidiaries has complied with all applicable Environmental Laws, which compliance includes the possession by Zordich of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Zordich Material Adverse Effect. Neither Zordich nor any of its Subsidiaries has received, since January 1, 2017, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Zordich or any of its Subsidiaries is not in compliance with any Environmental Law, and, to the Knowledge of Zordich, there are no circumstances that may prevent or interfere with Zordich’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Zordich Material Adverse Effect. To the Knowledge of Zordich: (i) no current or prior owner of any property leased or controlled by Zordich or any of its Subsidiaries has received, since January 1, 2017, any written notice or other communication relating to property owned or leased at any time by Zordich or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or Zordich or any of its Subsidiaries is not in compliance with or violated any Environmental Law relating to such property and (ii) neither Zordich nor any of its Subsidiaries has no material liability under any Environmental Law.

4.19    Insurance. Zordich has made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Zordich and Merger Sub. Each of such insurance policies is in full force and effect and Zordich and Merger Sub are in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, since January 1, 2017, Zordich has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Each of Zordich and Merger Sub has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against Zordich for which Zordich has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Zordich of its intent to do so.

4.20    Transactions with Affiliates. Except as set forth in the Zordich SEC Documents filed prior to the date of this Agreement, since the date of Zordich’s last proxy statement filed in 2019 with the SEC, no event has occurred that would be required to be reported by Zordich pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 4.20 of the Zordich Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of Zordich as of the date of this Agreement.

4.21    No Financial Advisors. Except as set forth on Section 4.21 of the Zordich Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Zordich.

4.22    Valid Issuance; No Bad Actor. The Zordich Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. (i) To the Knowledge of Zordich as of the date of this Agreement, and (ii) as of the Closing, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Zordich or, to Zordich’s Knowledge, any Zordich Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

4.23    Privacy and Data Security. Zordich has complied with all applicable Privacy Laws relating to privacy, security, collection or use of Personal Information of any individuals (including clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists) that interact with Zordich in connection with the operation of Zordich’s business, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Zordich Material Adverse Effect. To the Knowledge of Zordich, Zordich has complied with its Privacy Policies, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Zordich Material Adverse Effect. To the Knowledge of Zordich, as of the date hereof, no claims have been asserted or threatened against Zordich by any Person alleging a violation of Privacy Laws and/or Privacy Policies.

4.24    Regulatory Filings. As of the date of this Agreement, each of Zordich and its Subsidiaries has withdrawn or terminated all of its Investigational New Drug (IND) applications, and any comparable regulatory filings to any Governmental Authority outside the United States, for any and all of its product candidates within and outside the United States.

4.25    Exchange Act Registration. Other than the Zordich Common Stock to be issued in the Merger, the Zordich Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

4.26    No Other Representations or Warranties. Zordich hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor any of its Subsidiaries nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to Zordich, Merger Sub or stockholders or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of the Company set forth in Section 3 (in each case as qualified and limited by the Company Disclosure Schedule)) none of Zordich, Merger Sub or any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof).

Section 5.    Certain Covenants of the Parties

5.1    Operation of Zordich’s Business

(a)    Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Section 10 and the Effective Time (the “Pre-Closing Period”), Zordich shall conduct its business and operations in the Ordinary Course of Business and in material compliance with all applicable Law and the requirements of all Contracts that constitute Zordich Material Contracts.

(b)    Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1(b) of the Zordich Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Zordich shall not,

(i)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for shares of Zordich Common Stock from terminated employees, directors or consultants of Zordich);

(ii)    sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (A) any capital stock or other security (except for Zordich Common Stock issued upon the valid exercise or settlement of outstanding Zordich Options or Zordich RSUs, as applicable), (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii)    except as required to give effect to anything in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iv)    form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v)    (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment;

(vi)    (A) adopt, establish or enter into any Zordich Employee Plan, (B) cause or permit any Zordich Employee Plan to be amended other than as required by law or in order to make amendments for the purposes of Section 409A of the Code, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations pursuant to any Zordich Employee Plan), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

(vii)    enter into any transaction outside the Ordinary Course of Business;

(viii)    acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties;

(ix)    make, change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any material accounting method in respect of Taxes;

(x)    waive, settle or compromise any pending or threatened Legal Proceeding against Zordich or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof), and (B) that do not impose any material restrictions on the operations or businesses of Zordich or its Subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by, Zordich or any of its Subsidiaries;

(xi)    terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(xii)    enter into, amend or terminate any Zordich Material Contract; or

(xiii)    agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Zordich prior to the Effective Time. Prior to the Effective Time, Zordich shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

5.2    Operation of the Company’s Business.

(a)    Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or unless Zordich shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period each of the Company and its Subsidiaries shall conduct its business and operations in the Ordinary Course of Business and in material compliance with all applicable Law and the requirements of all Contracts that constitute Company Material Contracts.

(b)    Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 5.2(b) of the Company Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of Zordich (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i)    declare, accrue, set aside or pay any dividend, other than cash dividends, or make any other distribution in respect to any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of Company Common Stock or other securities (except for shares of Company Common Stock from terminated employees, directors or consultants of the Company);

(ii)    except as required to give effect to anything in contemplation of the Closing, amend any of its or its Subsidiaries’ Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iii)    sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing actions with respect to: (A) any capital stock or other security of the Company or any of its Subsidiaries, (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security of the Company or any of its Subsidiaries;

(iv)    form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(v)    (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $150,000;

(vi)    other than in the Ordinary Course of Business: (A) adopt, establish or enter into any Company Employee Plan, (B) cause or permit any Company Employee Plan to be amended other than as required by law, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations pursuant to any Company Employee Plan), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants;

(vii)    enter into any material transaction outside the Ordinary Course of Business;

(viii)    acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(ix)    sell, assign, transfer, license, sublicense or otherwise dispose of any material Company IP Rights (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(x)    waive, settle or compromise any pending or threatened Legal Proceeding against the Company or any of its Subsidiaries, other than waivers, settlements or agreements (A) for an amount not in excess of $100,000 in the aggregate (excluding amounts to be paid under existing insurance policies or renewals thereof), and (B) that do not impose any material restrictions on the operations or businesses of the Company or its Subsidiaries, taken as a whole, or any equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(xi)    terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(xii)    make, change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any material accounting method in respect of Taxes;

(xiii)    enter into, amend or terminate any Company Material Contract;

(xiv)    (A) materially change pricing or royalties or other payments set or charged by the Company or any of its Subsidiaries to its customers or licensees or (B) agree to materially change pricing or royalties or other payments set or charged by Persons who have licensed Intellectual Property to the Company or any of its Subsidiaries; or

(xv)    agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Zordich, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

5.3    Access and Investigation.

(a)    Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Zordich, on the one hand, and the Company, on the other hand, shall and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries, (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary. Any investigation conducted by either Zordich or the Company pursuant to this Section 5.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party. Within a commercially reasonable time after the date of this Agreement, the Company shall use commercially reasonable efforts to engage consultants or employees to fill the roles of chief financial officer and chief medical officer; provided, that prior to such engagements, the Company will provide Zordich an opportunity to meet the candidates for such roles, and the Company will consider in good faith Zordich’s views with respect to the candidates. Notwithstanding the foregoing, filling such roles shall in no event be a condition to Closing nor shall the failure to fill such roles prior to the Closing Date be a breach of this Agreement or constitute a Company Material Adverse Effect.

(b)    Notwithstanding anything herein to the contrary in this Section 5.3, no access or examination contemplated by this Section 5.3 shall be permitted to the extent that it would require any Party or its Subsidiaries to waive the attorney-client privilege or attorney work product privilege, or violate any applicable Law or agreement; provided, that such Party or its Subsidiary (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver, (ii) shall provide to the other Party all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information) and (iii) shall enter into such effective and appropriate joint-defense agreements or other protective arrangements as may be reasonably requested by the other Party in order that all such information may be provided to the other Party without causing such violation or waiver.

5.4    No Solicitation

(a)    Each of Zordich and the Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 6.2 and Section 6.3) or (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section 5.4 and subject to compliance with this Section 5.4, prior to obtaining the Required Zordich Stockholder Vote, Zordich may furnish non-public information regarding Zordich and its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal by such Person which the Zordich Board determines in good faith, after consultation with Zordich’s financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither Zordich nor any Representative of Zordich shall have breached this Section 5.4 in any material respect, (B) the Zordich Board concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Zordich Board’s fiduciary duties under applicable Law, (C) at least two (2) Business Days prior to initially furnishing any such nonpublic information to, or entering into discussions with, such Person, Zordich gives the Company written notice of the identity of such Person and of Zordich’s intention to furnish nonpublic information to, or enter into discussions with, such Person, (D) Zordich receives from such Person an executed Acceptable Confidentiality Agreement and (E) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, Zoridch furnishes such nonpublic information to the Company (to the extent such information has not been previously furnished by Zordich to the Company). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party takes any action that, if taken by such Party, would constitute a breach of this Section 5.4 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 5.4 by such Party for purposes of this Agreement.

(b)    If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than one Business Day after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification thereto.

(c)    Each Party shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information provided to such Person.

5.5    Notification of Certain Matters. During the Pre-Closing Period, each of the Company, on the one hand, and Zordich, on the other hand, shall promptly notify the other (and, if in writing, furnish copies of) if any of the following occurs: (a) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions, (b) any Legal Proceeding against or involving or otherwise affecting such Party or its Subsidiaries is commenced, or, to the Knowledge of such Party, threatened against such Party or, to the Knowledge of such Party, any director, officer or Key Employee of such Party, (c) such Party becomes aware of any inaccuracy in any representation or warranty made by such Party in this Agreement or (d) the failure of such Party to comply with any covenant or obligation of such Party; in each case that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Sections 7, 8 and 9, as applicable, impossible or materially less likely. No such notice shall be deemed to supplement or amend the Company Disclosure Schedule or the Zordich Disclosure Schedule for the purpose of (x) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (y) determining whether any condition set forth in Section 7 or 8 has been satisfied. During the Pre-Closing Period, if the Company becomes aware of any significant matter related to the Company’s Phase 1 trials or any other toxicology study, the Company shall promptly (and in any event within 48 hours) notify Zordich of the same. Any failure by either Party to provide notice pursuant to this Section 5.5 shall not be deemed to be a breach for purposes of Section 8.2 or 9.2, as applicable, unless such failure to provide such notice was knowing and intentional.

Section 6.    Additional Agreements of the Parties

6.1    Proxy Statement.

(a)    As promptly as practicable after the date of this Agreement, Zordich shall prepare, and following receipt of the Company Audited Financial Statements, file with the SEC a proxy statement relating to the Zordich Stockholder Meeting to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Each of the Parties shall reasonably cooperate with the other party and furnish, and cause its Representatives to furnish all information concerning itself and their Affiliates, as applicable, to the other Parties as the other Parties may reasonably request in connection with such actions and the preparation of the Proxy Statement. Without limiting the foregoing, each of Zordich and the Company will use commercially reasonable efforts to cause to be delivered to Zordich and the Company a letter of such company’s independent accounting firm, dated no more than two (2) Business Days before the date on which the definitive Proxy Statement is filed with the SEC (and reasonably satisfactory in form and substance to Zordich and the Company), that is customary in scope and substance for letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

(b)    Zordich covenants and agrees that the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information supplied by or on behalf of the Company, concerning itself or its Affiliates, to Zordich for inclusion in the Proxy Statement (including the Company Audited Financial Statements) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither party makes any covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the other party or its Subsidiaries or any of their Representatives regarding such other party or its Affiliates, for inclusion therein.

(c)    Zordich shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Zordich’s stockholders as promptly as practicable after the Proxy Statement has been filed with the SEC and either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement, all in compliance with applicable U.S. federal securities laws and the DGCL. If Zordich, Merger Sub or the Company become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in Zordich filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Zordich stockholders.

(d)    The Company shall reasonably cooperate with Zordich and provide, and cause its Representatives to provide, Zordich and its Representatives, with all true, correct and complete information regarding the Company or its Subsidiaries that is required by Law to be included in the Proxy Statement or reasonably requested by Zordich to be included in the Proxy Statement.

(e)    As promptly as reasonably practicable following the date of this Agreement (i) the Company will furnish to Zordich audited financial statements for each of its fiscal years required to be included in the Proxy Statement (the “Company Audited Financial Statements”) and (ii) the Company will furnish to Zordich unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in the Proxy Statement or any periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Securities Act or the Exchange Act (the “Company Interim Financial Statements”). Each of the Company Audited Financial Statements and the Company Interim Financial Statements, and all financial statements of Zordich to be included in the Proxy Statement, will be suitable for inclusion in the Proxy Statement and prepared in accordance with GAAP as applied on a consistent basis (unless otherwise noted therein throughout the periods indicated) during the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) and on that basis will present fairly, in all material respects, the financial position and the results of operations, and cash flows of the Company or Zordich, as applicable, as of the dates of and for the periods referred to therein.

(f)    Prior to the Effective Time, Zordich shall use commercially reasonable efforts to ensure that the issuance of the Zordich Common Stock in the Merger will be exempt from registration pursuant to Section 4(2) of the Securities Act and from registration or qualification requirements under applicable state securities laws.

(g)    Each Party shall bear its own fees and expenses in connection with preparation of the Proxy, solicitation of proxies and the Zordich Shareholder Meeting. Zordich shall retain, and be responsible for the fees and expenses of, a nationally-recognized proxy solicitor, to be retained in connection with the solicitation of proxies for the Zordich Shareholder Meeting. Zordich shall also be responsible for all filing fees and printing, mailing and other costs incurred in connection with preparation and filing of the Proxy with the SEC and the solicitation of proxies for the Zordich Shareholder Meeting.

6.2    Intentionally Omitted

6.3    Zordich Stockholder Meeting.

(a)    Zordich shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Zordich Common Stock to consider and vote to approve this Agreement and the Contemplated Transactions, including the issuance of the shares of Zordich Common Stock to the stockholders of the Company pursuant to the terms of this Agreement, and, if deemed necessary by the Parties, an amendment to Zordich’s certificate of incorporation to effect the Zordich Reverse Stock Split (collectively, the “Zordich Stockholder Matters” and such meeting, the “Zordich Stockholder Meeting”). The Zordich Stockholder Meeting shall be held as promptly as practicable after the date that the definitive Proxy Statement is filed with the SEC, and in any event no later than forty-five (45) days after such date. Zordich shall take reasonable measures to ensure that all proxies solicited in connection with the Zordich Stockholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Zordich Stockholder Meeting, or a date preceding the date on which the Zordich Stockholder Meeting is scheduled, Zordich reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Zordich Stockholder Vote, whether or not a quorum would be present or (ii) it will not have sufficient shares of Zordich Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Zordich Stockholder Meeting, Zordich may postpone or adjourn, or make one or more successive postponements or adjournments of, the Zordich Stockholder Meeting as long as the date of the Zordich Stockholder Meeting is not postponed or adjourned more than an aggregate of 30 days in connection with any postponements or adjournments. If on the date of the Zordich Stockholder Meeting, or a date preceding the date on which the Zordich Stockholder Meeting is scheduled, the Parties are unable to negotiate an agreed upon determination of Net Cash or Company Net Cash pursuant to Section 2.8(i), Zordich will postpone or adjourn, or make one or more successive postponements or adjournments of, the Zordich Stockholder Meeting as long as the date of the Zordich Stockholder Meeting is not postponed or adjourned more than an aggregate of 30 days in connection with any postponements or adjournments.

(b)    Zordich agrees that, subject to Section 6.3(c): (i) the Zordich Board shall recommend that the holders of Zordich Common Stock vote to approve the Zordich Stockholder Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 6.3(a) above, (ii) the Proxy Statement shall include a statement to the effect that the Zordich Board recommends that Zordich’s stockholders vote to approve the Zordich Stockholder Matters (the recommendation of the Zordich Board being referred to as the “Zordich Board Recommendation”) and (iii) the Zordich Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Zordich Board shall not publicly propose to withhold, amend, withdraw or modify the Zordich Board Recommendation) in a manner adverse to the Company, and no resolution by the Zordich Board or any committee thereof to withdraw or modify the Zordich Board Recommendation in a manner adverse to the Company or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), collectively, a “Zordich Board Adverse Recommendation Change”).

(c)    Notwithstanding anything to the contrary contained in Section 6.3(b), and subject to compliance with Section 5.4 and Section 6.3, at any time prior to the approval of Zordich

Stockholder Matters by the Required Zordich Stockholder Vote, Zordich receives a bona fide written Superior Offer, the Zordich Board may make a Zordich Board Adverse Recommendation Change if, but only if, in the receipt of and on account of such Superior Offer, the Zordich Board determines in good faith, based on the advice of its outside legal counsel, that the failure to make a Zordich Board Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided that (1) the Company receives written notice from Zordich confirming that the Zordich Board has determined to change its recommendation at least four (4) Business Days in advance of the Zordich Board Adverse Recommendation Change (the “Notice Period”), which notice shall include a description in reasonable detail of the reasons for such Zordich Board Adverse Recommendation Change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer, (2) during any Notice Period, the Company shall be entitled to deliver to Zordich one or more counterproposals to such Acquisition Proposal and Zordich will, and cause its Representatives to, negotiate with the Company in good faith (to the extent the Company desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer and (3) in the event of any material amendment to any Superior Offer (including any revision in price or percentage of the combined company that Zordich’s stockholders would receive as a result of such potential Superior Offer), Zordich shall be required to provide the Company with notice of such material amendment and the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Notice Period following such notification during which the parties shall comply again with the requirements of this Section 6.3(c) and the Zordich Board shall not make a Zordich Board Adverse Recommendation Change prior to the end of such Notice Period as so extended (it being understood that there may be multiple extensions).

(d)    Zordich’s obligation to call, give notice of and hold the Zordich Stockholder Meeting in accordance with Section 6.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the Zordich Board Recommendation.

(e)    Nothing contained in this Agreement shall prohibit Zordich or the Zordich Board from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided however, that any disclosure made by Zordich or the Zordich Board pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that Zordich is unable to take a position with respect to the bidder’s tender offer unless the Zordich Board determines in good faith, after consultation with its outside legal counsel, that such statement would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

6.4    Best Efforts; Regulatory Approvals; Transaction Litigation.

(a)    The Parties shall use best efforts to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions, (ii) shall use best efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect, (iii) shall use best efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions and (iv) shall use best efforts to satisfy the conditions precedent to the consummation of this Agreement.

(b)    Notwithstanding the generality of the foregoing, each Party shall use commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Authority with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Authority.

(c)    Without limiting the generality of the foregoing, Zordich shall give Company prompt written notice of any litigation against Zordich and/or its directors relating to this Agreement or the Contemplated Transactions (“Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and keep Company reasonably informed with respect to the status thereof. Zordich will (i) give Company the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation, (ii) consult with Company with respect to the defense, settlement and prosecution of any Transaction Litigation and (iii) consider in good faith Company’s advice with respect to such Transaction Litigation. Zordich will obtain the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed) prior to settling or satisfying any such claim.

6.5    Holdings Options.

(a)    Subject to Section 6.5(c), at the Effective Time, each Holdings Option that is outstanding and unexercised immediately prior to the Effective Time under the Holdings Plan whether or not vested, shall be substituted for an option to purchase Zordich Common Stock, and Zordich shall take all necessary steps to effectuate such substitution in accordance with the terms (as in effect as of the date of this Agreement) of the Holdings Plan and the terms of the option agreement by which such Holdings Option is evidenced (and shall deliver to the Company drafts of all documentation with respect thereto for review and comment by the Company no later than ten (10) Business Days prior to the Anticipated Closing Date). All rights with respect to Holdings interests under substituted Holdings Options shall thereupon be converted into rights with respect to Zordich Common Stock, as equitably adjusted pursuant to this Section 6.5(a). Accordingly, from and after the Effective Time: (i) each substituted Holdings Option may be exercised solely for shares of Zordich Common Stock, (ii) the number of shares of Zordich Common Stock subject to each Holdings Option assumed by Zordich shall be determined by multiplying (A) the number of Holdings Units that were subject to such Holdings Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Zordich Common Stock, (iii) the per share exercise price for the Zordich Common Stock issuable upon exercise of each Holdings Option assumed by Zordich shall be determined by dividing (A) the per share exercise price of Holdings Units subject to such Holdings Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent and (iv) any restriction on the exercise of any substituted Holdings Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Holdings Option shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a Holdings Option, such Holdings Option in accordance with this Section 6.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Zordich Common Stock subsequent to the Effective Time and (B) the Zordich Board or a committee thereof shall succeed to the authority and responsibility of the Holdings board of managers or any committee thereof with respect to each substituted Holdings Option. Notwithstanding anything to the contrary in this Section 6.5(a), the conversion of each Holdings Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Zordich Common Stock shall be made in a manner consistent with Treasury Regulations Section 1.424-1, such that the conversion of a Holdings Option shall not constitute a “modification” of such Holdings Option for purposes of Section 409A or Section 424 of the Code.

(b)    Zordich shall file with the SEC, promptly after the Effective Time, a registration statement on Form S-8, if available for use by Zordich, relating to the shares of Zordich Common Stock issuable with respect to Holdings Options substituted by Zordich in accordance with Section 6.5(a).

(c)    Prior to the Effective Time, the Company shall take all actions that may be necessary (under the Holdings Plan and otherwise) to effectuate the provisions of this Section 6.5 and to ensure that, from and after the Effective Time, holders of Holdings Options have no rights with respect thereto other than those specifically provided in this Section 6.5.

6.6    Zordich Options. Prior to the Closing, the Zordich Board shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that each unexpired, unexercised and unvested Zordich Option held by a non-employee member of the Board, shall be accelerated in full effective as of immediately prior to the Effective Time, that the Zordich Stock Plan shall remain in effect and that each unexpired, unexercised Zordich Option shall continue to remain outstanding after the Effective Time.

6.7    Employees; Employee Benefits. Prior to the Closing, unless otherwise determined by the Parties, Zordich shall provide written notice to all of its Employees that their employment will be terminated effective as of the date of the Closing and provide Company with copies of the written notice and will use commercially reasonable efforts to provide fully executed original separation agreements signed sufficiently in advance to allow any and all applicable periods of consideration and revocation to expire by each such employee compliant with applicable Law. Zordich and the Company shall cause Zordich to comply with the terms of any employment, severance, retention, change of control, or similar agreement specified on Section 4.17(c) of the Zordich Disclosure Schedule (including with respect to the acceleration of any Zordich Options and Zordich RSUs held by such employees), subject to the provisions of such agreements. Prior to the Closing, the Parties will cooperate in good faith to determine whether or not to terminate Zordich’s 401(k) plan and/or the Zordich ESPP.

6.8    Zordich RSUs. Prior to the Closing, the Zordich Board shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that (i) the vesting of each outstanding unvested Zordich RSU held by any non-employee member of the Zordich Board shall be accelerated in full effective as of immediately prior to the Effective Time, contingent on the occurrence of the Closing and (ii) each outstanding unsettled Zordich RSU (including any Zordich RSUs the vesting of which is accelerated under Section 6.8(i) above or upon termination of employment under Section 6.7 above) shall be settled and each holder thereof shall receive, immediately prior to the Effective Time a number of shares of Zordich Common Stock equal to the number of vested and unsettled restricted stock units underlying such Zordich RSU. Notwithstanding anything herein to the contrary, the tax withholding obligations for each holder receiving shares of Zordich Common Stock in accordance with the preceding sentence shall be satisfied by Zordich withholding from issuance that number of shares of Zordich Common Stock calculated by multiplying the maximum statutory withholding rate for such holder in connection with such issuance by the number of shares of Zordich Common Stock to be issued in accordance with the preceding sentence, and rounding up to the nearest whole share and remitting such withholding in cash to the appropriate taxing authorities.

6.9    Indemnification of Officers and Directors.

(a)    From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Zordich and the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Zordich or the Company, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Zordich or of the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Zordich and the Surviving Corporation, jointly and severally, upon receipt by Zordich or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Zordich, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Without otherwise limiting the D&O Indemnified Parties’ rights with regards to counsel, following the Effective Time, the D&O Indemnified Parties shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by the D&O Indemnified Parties.

(b)    The provisions of the certificate of incorporation and bylaws of Zordich with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Zordich that are presently set forth in the certificate of incorporation and bylaws of Zordich shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Zordich, unless such modification is required by applicable Law. The certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Zordich shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the certificate of incorporation and bylaws of Zordich.

(c)    From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Zordich shall fulfill and honor in all respects the obligations of Zordich to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Zordich’s Organizational Documents and pursuant to any indemnification agreements between Zordich and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d)    From and after the Effective Time, Zordich shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Zordich. In addition, Zordich shall purchase, prior to the Effective Time, a six-year prepaid “D&O tail policy” for the non-cancellable extension of the directors’ and officers’ liability coverage of Zordich’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Zordich’s existing policies as of the date of this Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Zordich by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Contemplated Transactions or in connection with Zordich’s initial public offering of shares of Zordich Common Stock). Notwithstanding the foregoing, in satisfying its obligation under this Section 6.9(d), neither Zordich nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum Zordich paid in its last full fiscal year prior to the date hereof for such insurance (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then Zordich shall cause to be maintained policies of insurance that, in Zordich’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium.

(e)    From and after the Effective Time, Zordich shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 6.9 in connection with their enforcement of the rights provided to such persons in this Section 6.9.

(f)    The provisions of this Section 6.9 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Zordich and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(g)    In the event Zordich or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Zordich or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.9. Zordich shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 6.9.

6.10    Disclosure. Without limiting any Party’s obligations under the Confidentiality Agreement, no Party shall, and no Party shall permit any of its Subsidiaries or any of its Representative to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Law and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, that each of the Company and Zordich may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Zordich in compliance with this Section 6.10. Notwithstanding the foregoing, a Party need not consult with any other Parties in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 6.3(d) or with respect to any Acquisition Proposal, Zordich Board Adverse Recommendation Change or with respect to Zordich only, pursuant to Section 6.3(e).

6.11    Listing. At or prior to the Effective Time, Zordich shall use its reasonable best efforts to cause the shares of Zordich Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on Nasdaq at or prior to the Effective Time. The Company will cooperate with Zordich as reasonably requested by Zordich with respect to the listing application for the Zordich Common Stock and promptly furnish to Zordich all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.11. The Company agrees to pay all Nasdaq fees associated with any action contemplated by this Section 6.11.

6.12     Tax Matters. The Parties shall not file any U.S. federal, state or local Tax Return in a manner that is inconsistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state income and other relevant Tax purposes, unless otherwise required by applicable Law.

6.13    Legends. Zordich shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of Zordich Common Stock to be received in the Merger by equityholders of the Company who may be considered “affiliates” of Zordich for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Zordich Common Stock.

6.14    Directors. Until successors are duly elected or appointed and qualified in accordance with applicable Law, the Parties shall use reasonable best efforts and take all necessary action so that the Persons listed in Section 6.14 of the Zordich Disclosure Schedule are elected or appointed, as applicable, to the positions of officers and directors of Zordich and the Surviving Corporation, as set forth therein, to serve in such positions effective as of the Effective Time. If any Person listed in Section 6.14 of the Zordich Disclosure Schedule is unable or unwilling to serve as officer or director of Zordich or the Surviving Corporation, as set forth therein, the Party appointing such Person (as set forth on Section 6.14 of the Zordich Disclosure Schedule) shall designate a successor.

6.15    Termination of Certain Agreements and Rights. Except as set forth on Section 6.15 of the Zordich Disclosure Schedule, each of Zordich and the Company shall cause any stockholders agreements, voting agreements, registration rights agreements, co-sale agreements and any other similar Contracts between either Zordich or the Company and any holders of Zordich Common Stock or Company Common Stock, respectively, including any such Contract granting any Person investor rights, rights of first refusal, registration rights or director registration rights (collectively, the “Investor Agreements”), to be terminated immediately prior to the Effective Time, without any liability being imposed on the part of Zordich or the Surviving Corporation.

6.16    Corporate Identity. Zordich shall submit to its stockholders at the Zordich Stockholder Meeting a proposal to approve and adopt an amendment to Zordich’s certificate of incorporation to change the name of Zordich to “Larimar Therapeutics, Inc.”, contingent upon the Effective Time.

6.17    Section 16 Matters. Prior to the Effective Time, Zordich shall take all such steps as may be required to cause any acquisitions of Zordich Common Stock and any options to purchase Zordich Common Stock in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Zordich, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.18    Allocation Certificate. The Company will prepare and deliver to Zordich at least two (2) Business Days prior to the Closing Date a certificate signed by the Chief Financial Officer of the Company in a form reasonably acceptable to Zordich setting forth (as of immediately prior to the Effective Time) (a) each holder of Company Common Stock or Holdings Options, (b) such holder’s name and address, (c) the number and type of Company Common Stock held and/or underlying the Holdings Options as of the Closing Date for each such holder, and (d) the number of shares of

Zordich Common Stock to be issued to such holder, or to underlie any Zordich Option to be issued to such holder, pursuant to this Agreement in respect of the Company Common Stock or Holdings Options held by such holder as of immediately prior to the Effective Time (the “Allocation Certificate”).

6.19    Zordich Reverse Stock Split. If requested by the Company prior to filing the preliminary Proxy Statement, Zordich shall submit to Zordich’s stockholders at the Zordich Stockholder Meeting a proposal to approve and adopt an amendment to Zordich’s certificate of incorporation to authorize the Zordich Board to effect a reverse stock split of all outstanding shares of Zordich Common Stock at a reverse stock split ratio indicated by the Company in its request notice and reasonably acceptable to Zordich (the “Zordich Reverse Stock Split”), and shall take such other actions as shall be reasonably necessary to effectuate the Zordich Reverse Stock Split.

6.20    Obligations of Merger Sub. Zordich will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

6.21    Private Placement. The Company shall use commercially reasonable efforts to take such actions and cause the holders of Company Common Stock and equity interests in Holdings to provide all documentation, including investor questionnaires, reasonably requested by Zordich to allow Zordich to issue the Zordich Common Stock to such holders in a manner that satisfies the requirements of Rule 506 of Regulation D under the Securities Act or Rule 902 of Regulation S, including certifications to Zordich: that either (a) (i) such holder is and will be, as of the Effective Time, an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act) and as to the basis on which such holder is an accredited investor; or (ii) such holder is not and will not be, as of the Effective Time, an “accredited investor”, in which case such holder either alone or with such holder’s purchaser representative has such knowledge and experience in financial and business matters that such holder is capable of evaluating the merits and risks of the Zordich Common Stock; and (iii) that the Zordich Common Stock is being acquired for such holder’s account for investment only and not with a view towards, or with any intention of, a distribution or resale thereof for at least a period of six (6) months following the Closing or (b) such holder is not a “U.S. person” within the meaning of Regulation S, Rule 902, promulgated by the SEC under the Securities Act.

6.22    Registration Rights. Within thirty (30) days following the Closing Date, Zordich will prepare and file with the SEC a registration statement on Form S-3 (or if Form S-3 is not available, such other form as may provide for a resale of the shares of Zordich Common Stock issued pursuant to Section 2.5 but with such registration obligations otherwise consistent with the requirements of this Section 6.22), covering the resale of all of the shares of Zordich Common Stock issued pursuant to Section 2.5 (together with all amendments and supplements thereto, including post-effective amendments, all exhibits thereto and all material incorporated by reference therein, the “Registration Statement”). Zordich will use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as possible following the filing of the Registration Statement and to be maintained effective until the date that all of the shares of Zordich Common Stock issued pursuant to Section 2.5 have actually been sold. Zordich shall also provide stockholders that have received shares of Zordich Common Stock issued pursuant to Section 2.5 with customary demand and piggyback registration rights related to such shares.

6.23    Payoff Letter. Zordich shall obtain prior to the Effective Time a payoff letter (the “Payoff Letter”) in respect of the SVB Debt, which will provide the dollar amount of all indebtedness required to be paid in order to fully pay off the SVB Debt as of the Effective Time and to release all Encumbrances thereunder upon such payment. Zordich shall pay in full at the Effective Time such amount set forth in the Payoff Letter.

6.24    State Takeover Laws. If any “fair price,” “business combination” or “control share acquisition” statute or other similar anti-takeover statute or regulation is or may become applicable to the Contemplated Transactions, each of the Company, the Company Board, Zordich and the Zordich Board, as applicable, shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Contemplated Transactions.

6.25    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

6.26    Ordinary Course Capital Contributions. As soon as practicable but no later than thirty (30) days after the date hereof, the Company shall provide to Zordich a duly executed and effective copy of an agreement (in form and substance reasonably acceptable to Zordich, it being acknowledged by Zordich that an agreement in the form substantially similar to that certain Bridge Unit Purchase Agreement shall be acceptable to Zordich) providing for the commitment of one or more Persons (which may include Affiliates of the Company) to loan or otherwise invest capital in Holdings from time to time for the purpose of permitting Holdings to make Ordinary Course Capital Contributions (each such agreement, a “Funding Commitment” and the counterparty to such Funding Commitment, a “Funding Counterparty” ). The Company and Holdings shall give Zordich prompt notice of (i) any breach or default by any party to any Funding Commitment or definitive agreements related thereto and (ii) any waivers under or modifications or amendments to, a Funding Commitment. As soon as reasonably practicable, but in any event within two Business Days of the date that Zordich delivers to the Company a written request, the Company shall provide any information reasonably requested by Zordich relating to the status of the Ordinary Course Capital Contributions and/or any Funding Commitment. Holdings shall avail itself of its rights under each Funding Commitment to the extent necessary to make Ordinary Course Capital Contributions and, upon receipt of proceeds under any such Funding Commitment, shall use such proceeds to make Ordinary Course Capital Contributions. It shall constitute a Company Material Adverse Effect hereunder in the event there occurs (i) a failure of a Funding Counterparty under a Funding Commitment to loan or otherwise invest capital in Holdings pursuant to such Funding Commitment in an amount requested by Holdings (provided such request is made in compliance with the terms of such Funding Commitment) for any reason (including as a result of the non-satisfaction of any conditions to such funding contained in the Funding Commitment) and (ii) any breach, termination, waiver, modification or amendment under or of a Funding Commitment that results in Holdings no longer having a source of capital sufficient for it to make Ordinary Course Capital Contributions through the Closing Date.

Section 7.    Conditions Precedent to Obligations of Each Party. The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

7.1    No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Authority of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

7.2    Stockholder Approval. (a) Zordich shall have obtained the Required Zordich Stockholder Vote and (b) the Company shall have obtained the Required Company Stockholder Vote.

Section 8.    Additional Conditions Precedent to Obligations of Zordich and Merger Sub.

The obligations of Zordich and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Zordich, at or prior to the Closing, of each of the following conditions:

8.1    Accuracy of Representations. The Company Fundamental Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The Company Capitalization Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations and the Company Capitalization Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be so true and correct would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

8.2    Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

8.3    Closing Certificate. Zordich shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company certifying (a) that the conditions set forth in Sections 8.1, 8.2, 8.4, 8.6, 8.8 and 8.9 have been duly satisfied and (b) that the information set forth in the Allocation Certificate delivered by the Company in accordance with Section 6.18 is true and accurate in all respects as of the Closing Date.

8.4    Company Financings. The Company and Holdings shall have performed and complied with its obligations under Section 6.26.

8.5    FIRPTA Certificate. Zordich shall have received from the Company a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h) and in form and substance reasonably acceptable to Zordich.

8.6    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

8.7    Company Lock-Up Agreements. The Company Lock-Up Agreements shall be executed and be in full force and effect as of immediately following the Effective Time.

8.8    Termination of Investor Agreements. The Investor Agreements to which the Company is a party shall have been terminated.

8.9    Company Net Cash Requirement. The Company shall have satisfied its Transaction Costs and Company Net Cash shall not be less than zero as of the Closing.

Section 9.    Additional Conditions Precedent to Obligation of the Company.

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following conditions:

9.1    Accuracy of Representations. Each of the Zordich Fundamental Representations shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date). The Zordich Capitalization Representations shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of Zordich and Merger Sub contained in this Agreement (other than the Zordich Fundamental Representations and the Zordich Capitalization Representations) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Zordich Material Adverse Effect (without giving effect to any references therein to any Zordich Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Zordich Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

9.2    Performance of Covenants. Zordich and Merger Sub shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under this Agreement at or prior to the Effective Time.

9.3    Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a)    a certificate executed by the Chief Executive Officer or Chief Financial Officer of Zordich confirming that the conditions set forth in Sections 9.1, 9.2, and 9.4 have been duly satisfied; and

(b)    written resignations in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing executed by the officers and directors of Zordich who are not to continue as officers or directors of Zordich pursuant to Section 6.14 hereof.

9.4    No Zordich Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Zordich Material Adverse Effect.

9.5    Zordich Lock-Up Agreements. The Zordich Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time.

9.6    Minimum Net Cash Requirement. Net Cash shall have been finally determined in accordance with Section 2.8 and such Net Cash calculation shall be at least equal to $30,000,000.

9.7    Listing. The approval of the listing of the additional shares of Zordich Common Stock on Nasdaq shall have been obtained and the shares of Zordich Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

9.8    D&O Policy. The directors’ and officers’ liability insurance policies contemplated by Section 6.9(d) shall have been obtained and in full force and effect concurrent with the Closing.

9.9    Frustration of Closing Conditions. Notwithstanding anything to the contrary set forth in this Agreement, none of the Company, Zordich or Merger Sub may rely, either as a basis for not consummating the Contemplated Transactions or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7, Section 8 or Section 9, as the case may be, to be satisfied, if in any such case such party’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or failure to perform fully its obligations under this Agreement in any manner has primarily caused or resulted in a failure of any such condition to be satisfied or otherwise have given rise to a right of termination of this Agreement.

Section 10.    Termination

10.1    Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s stockholders and whether before or after approval of the Zordich Stockholder Matters by Zordich’s stockholders, unless otherwise specified below):

(a)    by mutual written consent of Zordich and the Company;

(b)    by either Zordich or the Company if the Merger shall not have been consummated by September 17, 2020 (subject to possible extension as provided in this Section 10.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the Company or Zordich if such Party’s action or failure to act has been a principal cause of the failure of the Merger to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement, provided, further, however, that, in the event that the SEC has not completed its review of the Proxy Statement by the date which is 60 days prior to the End Date, then either the Company or Zordich shall be entitled to extend the End Date for an additional 60 days;

(c)    by either Zordich or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions;

(d)    by Zordich if the Required Company Stockholder Vote shall not have been obtained within two (2) Business Days of the date of this Agreement; provided, however, that once the Required Company Stockholder Vote has been obtained, Zordich may not terminate this Agreement pursuant to this Section 10.1(d);

(e)    by either Zordich or the Company if (i) the Zordich Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and Zordich’s stockholders shall have taken a final vote on the Zordich Stockholder Matters and (ii) the Zordich Stockholder Matters shall not have been approved at the Zordich Stockholder Meeting (or at any adjournment or postponement thereof) by the Required Zordich Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to Zordich where the failure to obtain the Required Zordich Stockholder Vote shall have been caused by the action or failure to act of Zordich and such action or failure to act constitutes a material breach by Zordich of this Agreement;

(f)    by the Company (at any time prior to the approval of the Zordich Stockholder Matters by the Required Zordich Stockholder Vote) if a Zordich Triggering Event shall have occurred;

(g)    by Zordich (at any time prior to the adoption of this Agreement and the approval of the Contemplated Transactions by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

(h)    by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Zordich or Merger Sub or if any representation or warranty of Zordich or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 9.1 or Section 9.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in Zordich’s or Merger Sub’s representations and warranties or breach by Zordich or Merger Sub is curable by Zordich or Merger Sub, then this Agreement shall not terminate pursuant to this Section 10.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from the Company to Zordich or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(h) and (ii) Zordich or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from the Company to Zordich or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 10.1(h) as a result of such particular breach or inaccuracy if such breach by Zordich or Merger Sub is cured prior to such termination becoming effective);

(i)    by Zordich, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Zordich is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company then this Agreement shall not terminate pursuant to this Section 10.1(i) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Zordich to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(i) and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Zordich to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(i) (it being understood that this Agreement shall not terminate pursuant to this Section 10.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective); or

(j)    by Zordich (at any time prior to the approval of the Zordich Stockholder Matters by the Required Zordich Stockholder Vote) and following compliance with all of the requirements set forth in the proviso to this Section 10.1(j), upon the Zordich Board authorizing Zordich to enter into a Permitted Alternative Agreement; provided, however, that Zordich shall not enter into any Permitted Alternative Agreement unless: (i) the Company shall have received written notice from Zordich of Zordich’s intention to enter into such Permitted Alternative Agreement at least four (4) Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) Zordich shall have complied in all material respects with its obligations under Section 5.4 and Section 6.3, (iii) the Zordich Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would reasonably be expected to be inconsistent with its fiduciary obligations under applicable Law and (iv) Zordich shall concurrently pay to the Company the Company Termination Fee in accordance with Section 10.3(c).

The Party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

10.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 10.2, Section 10.3, and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement and the provisions of Section 10.3 shall not relieve any Party of any liability for fraud or for any willful and material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

10.3    Expenses; Termination Fees.

(a)    Except as set forth in this Section 10.3 and Section 6.11 all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided, however, that Zordich and the Company shall share equally all fees and expenses incurred in relation to the printing and filing with the SEC of the Proxy Statement (including any financial statements and exhibits) and any amendments or supplements thereto and paid to a financial printer or the SEC.

(b)    If (i) this Agreement is terminated by Zordich or the Company pursuant to Section 10.1(e) or by the Company pursuant to Section 10.1(f), (ii) at any time after the date of this Agreement and prior to the Zordich Stockholder Meeting an Acquisition Proposal with respect to Zordich shall have been publicly announced, disclosed or otherwise communicated to the Zordich Board (and shall not have been withdrawn) and (iii) in the event this Agreement is terminated pursuant to Section 10.1(e), within twelve (12) months after the date of such termination, Zordich enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then Zordich shall pay to the Company, within ten (10) Business Days after termination (or, if applicable, upon such entry into a definitive agreement and/or consummation of a Subsequent Transaction), a nonrefundable fee in an amount equal to $3,375,000 (the “Company Termination Fee”).

(c)    If this Agreement is terminated by Zordich pursuant to Section 10.1(j), then Zordich shall pay to the Company, concurrent with such termination, the Company Termination Fee.

(d)    If (i) this Agreement is terminated by Zordich pursuant to Section 10.1(d) or Section 10.1(g), (ii) at any time after the date of this Agreement and before obtaining the Required Company Stockholder Vote an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board (and shall not have been withdrawn) and (iii) in the event this Agreement is terminated pursuant Section 10.1(d), within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then the Company shall pay to Zordich, within ten (10) Business Days after termination (or, if applicable, upon such entry into a definitive agreement and/or consummation of a Subsequent Transaction), a nonrefundable fee in an amount equal to $3,375,000 (the “Zordich Termination Fee”).

(e)    If this Agreement is terminated by the Company pursuant to Section 10.1(h), Zordich shall reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company in connection with this Agreement and the Contemplated Transactions, up to a maximum of $350,000, by wire transfer of same-day funds within ten (10) Business Days following the date on which the Company submits to Zordich true and correct copies of reasonable documentation supporting such expenses.

(f)    If this Agreement is terminated by Zordich pursuant to Section 10.1(i), the Company shall reimburse Zordich for all reasonable out-of-pocket fees and expenses incurred by Zordich in connection with this Agreement and the Contemplated Transactions, up to a maximum of $350,000, by wire transfer of same-day funds within ten (10) Business Days following the date on which Zordich submits to the Company true and correct copies of reasonable documentation supporting such expenses.

(g)    If either Party fails to pay when due any amount payable by it under this Section 10.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 10.3 and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent.

(h)    The Parties agree that, subject to Section 10.2, the payment of the fees and expenses set forth in this Section 10.3 shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 10.3, it being understood that in no event shall either Zordich or the Company be required to pay the individual fees or damages payable pursuant to this Section 10.3 on more than one occasion. Subject to Section 10.2, following the payment of the fees and expenses set forth in this Section 10.3 by a Party, (i) such Party shall have no further liability to the other Party in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the other Party giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (ii) no other Party or their respective Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against such Party or seek to obtain any recovery, judgment or damages of any kind against such Party (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other representative of such Party) in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (iii) all other Parties and their respective Affiliates shall be precluded from any other remedy against such Party and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (x) the agreements contained in this Section 10.3 are an integral part of the Contemplated Transactions, (y) without these agreements, the Parties would not enter into this Agreement and (z) any amount payable pursuant to this Section 10.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

Section 11.    Miscellaneous Provisions

11.1    Non-Survival of Representations and Warranties. The representations and warranties of the Company, Zordich and Merger Sub contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Section 11 shall survive the Effective Time.

11.2    Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Sub and Zordich at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders or before or after obtaining the Required Zordich Stockholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub and Zordich.

11.3    Waiver.

(a)    Any provision hereof may be waived by the waiving Party solely on such Party’s own behalf, without the consent of any other Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)    No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.4    Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in.PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

11.5    Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 11.5, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.8 of this Agreement and (f) irrevocably waives the right to trial by jury.

11.6    Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

11.7    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand or (c) on the date delivered in the place of delivery if sent by email or facsimile (with a written or electronic confirmation of delivery) prior to 6:00 p.m. New York City time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to Zordich or Merger Sub:

Zafgen, Inc.

3 Center Plaza, Suite 610

Boston, Massachusetts 02108

Attention: Jeffrey Hatfield, Chief Executive Officer

Email: [Redacted]

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue Boston, Massachusetts 02210 Attention: Mitchell S. Bloom, Danielle M.

Lauzon, Andrew H. Goodman

Email: mbloom@goodwinlaw.com, dlauzon@goodwinlaw.com, agoodman@goodwinlaw.com if to the Company or Holdings:

150 Monument Rd,

Bala Cynwyd, PA 19004

Attention: Dr. Carole Ben-Maimon, President and Chief Executive Officer

Email: [Redacted]

with a copy to (which shall not constitute notice):

McCarter & English, LLP

1600 Market Street, Suite 3900

Philadelphia, PA 19103

Attention: Philip D. Amoa and Peter Campitiello

Email: pamoa@mccarter.com and pcampitiello@mccarter.com

11.8    Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

11.9    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

11.10    Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto.

11.11    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 6.9) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, Holdings shall be a third party beneficiary of all covenants made by Zordich in this Agreement that by their terms survive, or require action following, the Closing, and, as such, shall be entitled to enforce each such covenant to the same extent as if a party hereto.

11.12    Holdings’ Guarantee. Holdings shall cause the Company to comply in all respects with each of the covenants made by the Company, and Zordich shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of a breach of any such covenant directly against any or both of Holdings and the Company in the first instance.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ZAFGEN, INC.

By:	/s/ Jeffrey S. Hatfield
Name:	Jeffrey S. Hatfield
Title:	Chief Executive Officer

ZORDICH MERGER SUB, INC.

By:	/s/ Patricia L. Allen
Name:	Patricia L. Allen
Title:	Vice President, Secretary and Treasurer

CHONDRIAL THERAPEUTICS, INC.

By:	/s/ Carole S. Ben-Maimon, MD
Name:	Carole S. Ben-Maimon, MD
Title:	President and Chief Executive Officer

CHONDRIAL THERAPEUTICS HOLDINGS, LLC

By:	/s/ Carole S. Ben-Maimon, MD
Name:	Carole S. Ben-Maimon, MD
Title:	President and Chief Executive Officer

EXHIBIT A

FORM OF ZORDICH STOCKHOLDER SUPPORT AGREEMENT

ZAFGEN, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”), dated as of December 17, 2019, is made by and among Zafgen, Inc., a Delaware corporation (“Zordich”), Chondrial Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned holders (each a “Stockholder”) of shares of capital stock (the “Shares”) of Zordich.

WHEREAS, Zordich, Zordich Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Zordich (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds Zordich Options and/or Zordich RSUs to acquire the number of Shares indicated opposite Stockholder’s name on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of Zordich, Merger Sub and the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Zordich’s, Merger Sub’s and the Company’s entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by them in connection therewith, Stockholder, Zordich and the Company agree as follows:

1. Agreement to Vote Shares. Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Zordich or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Zordich, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum;

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares and any New Shares that such Stockholder shall be entitled to so vote: (i) in favor of adoption and approval of (A) the issuance of the shares of Zordich Common Stock by virtue of the Merger, (B) the adoption of the Merger Agreement and

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approval of the Merger, and (C) an amendment to the Certificate of Incorporation of Zordich to effect the Zordich Reverse Stock Split; (ii) against any action or agreement that, to the knowledge of Stockholder, would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Zordich or any of its Subsidiaries or affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to Zordich’s or any of its Subsidiaries’ or affiliates’ obligations under the Merger Agreement not being fulfilled; and (iii) against any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement. The Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Section 10 thereof or otherwise, or (c) upon mutual written agreement of the parties to terminate this Agreement.

3. Additional Purchases. Stockholder agrees that any shares of capital stock or other equity securities of Zordich that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options, vesting of any Zordich RSUs or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4. Agreement to Retain Shares. From and after the date hereof until the Expiration Date, Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens (as defined in Section 5(c) below)) any Shares or any New Shares acquired, (b) deposit any Shares or New Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or New Shares or grant any proxy or power of attorney with respect thereto (other than this Agreement), (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares or New Shares, or (d) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, Stockholder may make (a) transfers by will or by operation of law or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee, (b) with respect to such Stockholder’s Zordich Options which expire on or prior to the Expiration Date, transfers, sale, or other disposition of Shares to the Company as payment for the (i) exercise price of such Stockholder’s Zordich Options and (ii) taxes applicable to the exercise of such Stockholder’s Zordich Options, (c) with respect to Stockholder’s Zordich RSUs, (i) transfers for the net settlement of Stockholder’s Zordich RSUs settled in Shares (to pay any tax withholding obligations) or (ii) transfers for receipt upon settlement of Stockholder’s Zordich RSUs, and the sale of a sufficient number of such Shares acquired upon settlement of such securities as would

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generate sales proceeds sufficient to pay the aggregate taxes payable by Stockholder as a result of such settlement, (d) if Stockholder is a partnership or limited liability company, a transfer to one or more partners or members of Stockholder or to an affiliated corporation, trust or other business entity under common control with Stockholder, or if Stockholder is a trust, a transfer to a beneficiary, provided that in each such case the applicable transferee has signed a voting agreement in substantially the form hereof, (e) transfers to another holder of the capital stock of the Company that has signed a voting agreement in substantially the form hereof, and (f) transfers, sales or other dispositions as the Company may otherwise agree in writing in its sole discretion.

5. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Zordich and the Company as follows:

(a) Stockholder has the full power and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder;

(b) this Agreement has been duly executed and delivered by or on behalf of Stockholder and, to the Stockholder’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company and Zordich, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, and will own any New Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares or New Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares or the New Shares, except as contemplated by this Agreement;

(d) to the knowledge of Stockholder, the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his or her obligations hereunder and the compliance by Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares or New Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any law, statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Stockholder; and

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(e) to the knowledge of Stockholder, the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his or her obligations under this Agreement in any material respect.

6. Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Stockholder does hereby appoint the Company with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the undersigned’s rights with respect to the Shares, to vote, if the Stockholder is unable to perform his or her obligations under this Agreement, each of such Shares solely with respect to the matters set forth in Section 1 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement. The Stockholder hereby revokes any proxies previously granted and represents that none of such previously-granted proxies are irrevocable.

7. No Solicitation. From and after the date hereof until the Expiration Date, Stockholder shall not (a) initiate, solicit, seek or knowingly encourage or support any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, an Acquisition Proposal regarding Zordich, (b) engage or participate in, or knowingly facilitate, any discussions or negotiations regarding any inquiries, proposals or offers that constitute, or may reasonably be expected to lead to, an Acquisition Proposal regarding Zordich, (c) furnish to any Person other than the Company any non-public information that could reasonably be expected to be used for the purposes of formulating any Acquisition Proposal regarding Zordich, (d) enter into any letter of intent, agreement in principle or other similar type of agreement relating to an Acquisition Proposal regarding Zordich, or enter into any agreement or agreement in principle requiring Zordich to abandon, terminate or fail to consummate the transactions contemplated hereby, (e) initiate a stockholders’ vote or action by consent of the Zordich’s stockholders with respect to an Acquisition Proposal regarding Zordich, (f) except by reason of this Agreement, become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Zordich that takes any action in support of an Acquisition Proposal regarding Zordich or (g) propose or agree to do any of the foregoing. In the event that Stockholder is a corporation, partnership, trust or other entity, it shall not permit any of its Subsidiaries or affiliates to, nor shall it authorize any officer, director or representative of Stockholder, or any of its Subsidiaries or affiliates to, undertake any of the actions contemplated by this Section 7.

8. Waiver of Appraisal Rights; No Legal Actions.

(a) The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under applicable law, including Section 262 of the DGCL, in connection with the Merger.

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(b) The Stockholder will not in its capacity as a stockholder of Zordich bring, commence, institute, maintain, prosecute or voluntarily aid any Legal Proceeding which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this agreement by the Stockholder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Zordich Board, constitutes a breach of any fiduciary duty of the Zordich Board or any member thereof.

9. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being the addition to any other remedy to which they are entitled at law or in equity.

10. Directors and Officers. This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Zordich and/or holder of options, warrants and/or restricted stock units to purchase shares of Zordich Common Stock and not in such Stockholder’s capacity as a director, officer or employee of Zordich or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of Zordich in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of Zordich or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Zordich or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

11. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Zordich or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

12. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing set forth in this Section 12 or elsewhere in this Agreement shall relieve any party from liability for any willful breach of this Agreement or acts of bad faith prior to termination hereof.

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13. Further Assurances. Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Zordich may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

14. Disclosure. Stockholder hereby agrees that Zordich and the Company may publish and disclose in any registration statement, any resale registration statement relating thereto (including all documents and schedules filed with the SEC), the Proxy Statement, any prospectus filed with any regulatory authority in connection with the Merger and any related documents filed with such regulatory authority and as otherwise required by law, such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Registration Statement or prospectus or in any other filing made by Zordich or the Company as required by law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Merger, all subject to prior review and an opportunity to comment by Stockholder’s counsel.

15. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by facsimile transmission (providing confirmation of transmission) or by electronic transmission (providing confirmation of transmission) to the Company or Zordich, as the case may be, in accordance with Section 11.7 of the Merger Agreement and to each Stockholder at its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

16. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

17. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the

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other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. No Waivers. No waivers of any breach of this Agreement extended by the Company or Zordich to Stockholder shall be construed as a waiver of any rights or remedies of the Company or Zordich, as applicable, with respect to any other stockholder of Zordich who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of Zordich. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

19. Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 19, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 15 of this Agreement.

20. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

21. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Zordich Board has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the Certificate of Incorporation of Zordich, the Merger Agreement and the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

22. Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in

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several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission via “.pdf’ shall be sufficient to bind the parties to the terms and conditions of this Agreement.

23. Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto.

24. Definition of Merger Agreement. For purposes of this Agreement, the term “Merger Agreement” may include such agreement as amended or modified as long as such amendments or modifications (a) do not (i) change the form of consideration or (ii) change the Exchange Ratio in a manner adverse to Stockholder, or (b) have been agreed to in writing by Stockholder.

25. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

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EXECUTED as of the date first above written.

[STOCKHOLDER]

By:
Name:
Title:

Signature Page to Voting Agreement

EXECUTED as of the date first above written.

ZAFGEN, INC.

By:
Name:
Title:

CHONDRIAL THERAPEUTICS, INC.

By:
Name:
Title:

Signature Page to Voting Agreement

SCHEDULE 1

Name, Address and Email Address of Stockholder	Shares	Zordich Options	RSUs

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

December 17, 2019

Zafgen, Inc.

3 Center Plaza, Suite 610

Boston, Massachusetts 02108

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Zafgen, Inc., a Delaware corporation (“Zordich”), has entered into an Agreement and Plan of Merger, dated as of December 17, 2019 (as the same may be amended from time to time, the “Merger Agreement”) with Zordich Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Zordich, and Chondrial Therapeutics, Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to each of the Parties to enter into the Merger Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Zordich, the undersigned will not, during the period commencing upon the Closing and ending on the date that is 180 days after the Closing Date (the “Restricted Period”):

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Zordich Common Stock or any securities convertible into or exercisable or exchangeable for Zordich Common Stock (including without limitation, Zordich Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities of Zordich which may be issued upon exercise of a stock option or warrant or settlement of a restricted stock unit (“RSU”)) that are currently or hereafter owned by the undersigned (collectively, the “Undersigned’s Shares”), or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

(ii)

enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Zordich Common Stock or such other securities, in cash or otherwise; or

(iii)

make any demand for or exercise any right with respect to the registration of any shares of Zordich Common Stock or any security convertible into or exercisable or exchangeable for Zordich Common Stock.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:

(a) transfers of the Undersigned’s Shares:

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(i)

if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of law, (C) as a bona fide gift to a charitable organization, (D) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any such Family Member(s);

(ii)

if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (C) as a bona fide gift to a charitable organization; or

(iii)	if the undersigned is a trust, to any grantors or beneficiaries of the trust;

provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Zordich a lock-up agreement in the form of this Lock-Up Agreement with respect to the shares of Zordich Common Stock or such other securities that have been so transferred or distributed;

(b) the exercise of an option (including a net or cashless exercise of an option) to purchase shares of Zordich Common Stock, and any related transfer of shares of Zordich Common Stock to Zordich for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options (or the disposition to Zordich of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement); provided that, for the avoidance of doubt, the underlying shares of Zordich Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(c) transfers for the net settlement of RSUs settled in Zordich Common Stock to pay any tax withholding obligations; provided that, for the avoidance of doubt, the underlying shares of Zordich Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement;

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Zordich Common Stock; provided that such plan does not provide for any transfers of Zordich Common Stock during the Restricted Period; or

(e) transfers by the undersigned of shares of Zordich Common Stock purchased by the undersigned on the open market following the Closing Date;

and provided, further, that, with respect to each of (a), (b), (c) and (d) above, no filing by any party (including any donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Period (other than (i) any exit filings or public announcements that may be required under applicable federal and state securities laws or (ii) in respect of a required filing

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under the Exchange Act in connection with the exercise of an option to purchase Zordich Common Stock following such individual’s termination of employment with Zordich that would otherwise expire during the Restricted Period, provided that reasonable notice shall be provided to Zordich prior to any such filing).

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of Zordich. In furtherance of the foregoing, the undersigned agrees that Zordich and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Zordich may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Zordich Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned understands that Zordich is proceeding with the Contemplated Transactions in reliance upon this Lock-Up Agreement.

Any and all remedies herein expressly conferred upon Zordich will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by Zordich of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Zordich in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Zordich shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Zordich is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of Zordich with respect thereto.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by Zordich and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.

(Signature Page Follows)

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Very truly yours,

Print Name of Stockholder:

Signature (for individuals):

Signature (for entities):

By:
Name:
Title:

Accepted and Agreed by Zafgen, Inc.:

By:
Name:
Title:

[Signature Page to Lock-up Agreement]